UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KIMBALL ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1	Title of each class of securities to which transaction applies: _______________________
	2	Aggregate number of securities to which transaction applies: _______________________
3
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________________

	4	Proposed maximum aggregate value of transaction: _______________________
	5	Total fee paid: _______________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1	Amount Previously Paid: _______________________
	2	Form, Schedule or Registration Statement No.: _______________________
	3	Filing Party: _______________________
	4	Date Filed: _______________________

Notice of 2019 Annual Meeting

and Proxy Statement

Code of Conduct

The Kimball Electronics Code of Conduct demonstrates the high value we place on ethical standards related to the treatment of our people, the belief in and provision of safe and healthy working conditions, the treatment of our environment, and our overall business ethics.

The high standards set forth in our Code of Conduct guide us to make the right decisions enabling us to maintain our recognized standing as a good global citizen. At the core of our Code of Conduct are our Guiding Principles, which serve as our moral compass.

Kimball Electronics complies with laws and adheres to the highest standards in ALL of our locations around the world.

It’s simple: we do the right thing.

    Don Charron, Chairman of the Board / CEO

The Kimball Electronics Code of Conduct can be found on the Company’s website at:
http://www.kimballelectronics.com/code-of-conduct

CHAIRMAN’S OVERVIEW
Dear Share Owner:
Fiscal year 2019 was another record-breaking year. Here are some highlights:
Our Successes

•	Record - new high for net sales.

•	Sales Growth - double-digit increase for 4 of last 5 years.

•	Customer Loyalty - sales to customers that have been doing business with us for over 10 years increased from 61% to 78% of total consolidated net sales.

•	Service and Performance Excellence Recognition - CIRCUITS ASSEMBLY - one of best in industry for customer satisfaction.

•	Investments for Future Growth - deployed capital to support our new business awards, facility expansion, and new acquisition.

•	Strategy Execution - completed significant step in strategy to become a multifaceted manufacturing solutions provider with completion of acquisition of GES (Global Equipment Services).
Our Results

•	Net Sales - $1.2 billion, a 10% increase over fiscal year 2018.

•	Sales by market vertical:

◦	Automotive - up 1%.

◦	Medical - up 17%.

◦	Industrial - up 18%.

◦	Public Safety - up 8%.

•	Operating income margin of 3.6%.

•	Net income - $31.6 million.

•	Diluted earnings per share - $1.21.

•	Return on invested capital of 8.7%.

•	Capital expenditures - $25.8 million.

•	Share repurchases - $23.4 million.

•	Available liquidity at June 30, 2019 - $111 million.
Our People
We remain very active in the implementation of a new talent management framework that will help us further develop the talent we have and ensure that we have the vitality in our talent pipeline to successfully execute our strategic plans.
Our Culture
Living out these key Guiding Principles helps keep our global team aligned and focused on meeting and exceeding the expectations of all our stakeholders:

•	Our customer is our business.

•	Our people are the company.

•	The environment is our home.

•	Profits are the ultimate measure.
The commitment of our team is reflected in the high employee satisfaction scores from our surveys which measure how well we are living up to our Guiding Principles.
Our Future
Because of our total package of value that begins with our core competency and long history of manufacturing durable electronics, our Company is uniquely positioned and qualified to take full advantage of the strong secular growth opportunities in the Automotive, Medical, Industrial, and Public Safety end markets. We are making investments in automation, test, and inspection equipment capabilities that are increasing customer engagement to further develop ourselves as a multifaceted manufacturing solutions company.
We plan to publish our first Environmental, Social, and Governance (ESG) report by the end of this calendar year. Our employees around the world feel a strong sense of responsibility to protect the environment and to give back in meaningful ways to the communities where we live and work. Our Board has been active in the review and update of our Governance Principles. We hope that the report will provide you with insightful information and give you a greater appreciation for the goodness of our Company.

For more detailed insights into the past year, I encourage you to read our Annual Report and Form 10-K, as well as follow us on our website at www.kimballelectronics.com.

I would also like to express my sincere appreciation and gratitude to two of our long-serving directors, Tina Vujovich and Tom Tischhauser, who will be retiring from our Board after years of dedicated service, not only to your company, but to our former parent, Kimball International. They will be sorely missed.

And I would like to extend a personal invitation for you to attend our annual meeting at our Kimball Electronics Headquarters, located at 1205 Kimball Blvd. in Jasper, Indiana, beginning at 9 a.m. EST on Thursday, November 7, 2019. I hope to see you there.

Donald D. Charron Chairman and Chief Executive Officer Kimball Electronics, Inc.

NOTICE OF ANNUAL MEETING OF SHARE OWNERS
KIMBALL ELECTRONICS, INC.
1205 Kimball Blvd.
Jasper, Indiana 47546
(812) 634-4000

To the Share Owners of Kimball Electronics, Inc.:
The annual meeting of the Share Owners of KIMBALL ELECTRONICS, INC., an Indiana corporation (the “Company”), will be held at the principal offices of the Company, 1205 Kimball Blvd., Jasper, Indiana, on Thursday, November 7, 2019, at 9:00 A.M., Eastern Standard Time (EST), for the following purposes:

1.	To elect two (2) directors of your Company (“Proposal 1”).

2.	To ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2020 (“Proposal 2”).

3.	To approve, by a non-binding, advisory vote, the compensation paid to the Company’s Named Executive Officers (“Proposal 3”).

4.	To approve the Company’s 2014 Stock Option and Incentive Plan (“Proposal 4”).

5.	To approve the Company’s 2019 Profit Sharing Incentive Bonus Plan (“Proposal 5”).

6.
To approve the amendment of the Company’s Articles of Incorporation to provide for elimination of a supermajority voting requirement for the Articles of Incorporation amendment under certain circumstances. (“Proposal 6”).

7.	To approve the amendment of the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections. (“Proposal 7”).

8.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.
By Order of the Board of Directors
John H. Kahle, Secretary
September * , 2019
Annual Share Owners Meeting Information

DATE	November 7, 2019
TIME	9:00 a.m. EST
PLACE	Kimball Electronics, Inc. Headquarters 1205 Kimball Blvd. Jasper, IN 47546
RECORD DATE	September 4, 2019
VOTING ELIGIBILITY	Registered Share Owners as of the Record Date are entitled to submit proxies or vote in person at the Annual Share Owners Meeting.

Meeting Agenda Items

Proposal	Board Recommendation	Rationale
Proposal 1: Elect two Directors for a three-year term: • Holly A. Van Deursen • Michele M. Holcomb, PhD	Vote FOR each of the candidates.	All are very qualified and capable directors and will serve the interests of our Share Owners well.
Proposal 2: Ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	Vote FOR ratification of the selection.	Deloitte & Touche is a major public accounting firm who is very well qualified to conduct an independent audit of your Company and has done so very capably for several years.
Proposal 3: To approve, by a non-binding, advisory vote, the compensation paid to the Company’s Named Executive Officers	Vote FOR the advisory proposal approving the compensation paid to our Named Executive Officers.
The Company’s Named Executive Officers are qualified and capable executives with many years of industry experience and tenure with the Company. Their compensation has been benchmarked against relevant market data and is competitive. Market competitive compensation is critical to retain talented management for the Company.

Proposal 4: To approve the Company’s 2014 Stock Option and Incentive Plan	Vote FOR approval of the Plan.	The Plan provides for several forms of incentive stock compensation which provides flexibility and competitive compensation to attract and retain talented executives and management personnel.
Proposal 5: To approve the Company’s 2019 Profit Sharing Incentive Bonus Plan	Vote FOR approval of the Plan.
The Plan provides for incentive cash compensation based upon economic value added (profitability exceeding the cost of capital) which allows competitive compensation to attract and retain talented executives and management personnel.

Proposal 6:
To approve the amendment of the Company’s Articles of Incorporation to provide for elimination of a supermajority voting requirement for the Articles of Incorporation amendment under certain circumstances
	Vote FOR approval of the Amendment.	The ability of Share Owners to have a more direct influence on the governance of the Company is in our Share Owners’ best interests.
Proposal 7: To approve the amendment of the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections	Vote FOR approval of the Amendment.	The ability of Share Owners to have a more direct influence on the governance of the Company is in our Share Owners’ best interests.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OR THE PROXY CARD, OR IF YOU RECEIVED A PRINTED SET OF PROXY MATERIALS, YOU MAY VOTE BY SIGNING, DATING, AND MAILING THE ACCOMPANYING PROXY CARD. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

TABLE OF CONTENTS

8	Election of Directors
10	Communicating with the Board
11	Corporate Governance at Kimball Electronics
16	Review and Approval of Transactions with Related Persons
17	Report of the Audit Committee
18	Selection of Independent Registered Public Accounting Firm
19	Compensation Discussion and Analysis
28	Report of the Compensation and Governance Committee
29	Compensation Related Risk Assessment
29	Executive Compensation
38	Equity Compensation Plans Information
38	Proposal to Approve, in a Non-Binding, Advisory Vote, the Compensation Paid to our Named Executive Officers
39	Proposal to Approve the Company’s 2014 Stock Option and Incentive Plan
42	Proposal to Approve the Company’s 2019 Profit Sharing Incentive Bonus Plan
44
Proposal to Approve Amendment of the Company’s Articles of Incorporation to Provide for Elimination of a Supermajority Voting Requirement for the Articles of Incorporation Amendment Under Certain Circumstances

45	Proposal to Approve Amendment of the Company’s Articles of Incorporation to Provide for Majority Voting in Uncontested Director Elections
47	Submission of Nominations and Proposals for 2020
47	Meeting and Voting Information
50	Share Ownership Information
51	Delinquent Section 16(A) Reports
A-1	Appendix A - Approval Process for Services Performed by the Independent Registered Public Accounting Firm
B-1	Appendix B - 2014 Stock Option and Incentive Plan
C-1	Appendix C - 2019 Profit Sharing Incentive Bonus Plan
D-1	Appendix D - Proposed Amended and Restated Articles of Incorporation
E-1	Appendix E - Proposed Amended and Restated By-Laws

ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS BY HOLDERS OF COMMON STOCK
The Board of Directors (the “Board”) is divided into three classes with approximately one-third of the directors up for election each year. The class of each director and the date of their election is noted in their qualification descriptions below. At the 2019 Annual Meeting of Share Owners, the Share Owners are to elect each of two (2) directors to serve a term of three years, or until their respective successors have been duly elected and qualified.
A director elected by the Board to fill a vacancy holds office until the end of the term for which such director’s predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of such director’s election or selection, and until that director’s successor has been elected and qualified or until his or her earlier resignation, disqualification, disability, or removal.
Each nominee will begin service as a director of Kimball Electronics, Inc. (“we,” “us,” “our,” or the “Company”) if elected. Each nominee has consented to serve as a director. If for any reason any such nominee shall become unable or unwilling to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the accompanying proxy. The Board has no reason to believe that any such nominee will be unable to serve.
The Class II nominees to be elected (serving a three-year term and then up for re-election in 2022):
Holly A. Van Deursen
Michele M. Holcomb, PhD
These nominees will be new directors on the Company’s Board, replacing retiring directors Christine M. Vujovich and Thomas J. Tischhauser.
Unique individual qualifications and skills of our nominees that led our Board to the conclusion that each should serve as a director are further described below and includes information each director has given us about his or her age, positions held, principal occupation, and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves (or during the past five years has served) as a director.
The nominees are:

	Holly A. Van Deursen	Director

Ms. Van Deursen currently serves as an independent director on public-company boards, Actuant Corporation (NYSE: ATU), Capstone Turbine Corporation (NASDAQ: CPST), Albemarle Corporation (NYSE: ALB) and Synthomer, plc (LON: SYNT). She joined BP Amoco in 1998, a $250 billion oil, gas and energy company operating in North America, Asia and Europe. She served in various senior executive management roles for BP, plc., retiring in 2005 as a member of the top-forty executive management team. Prior to 1989, she served in various engineering, manufacturing and product development roles for Dow Corning Corporation. Ms. Van Deursen received her Bachelor of Science degree in chemical engineering from the University of Kansas in 1981 and her MBA from the University of Michigan in 1989. Ms. Van Deursen’s experience in executive roles and as a public company director will provide the Board significant insights into board operations and governance, leadership, and international business.

New Director Class II

	Michele M. Holcomb, PhD	Director

Dr. Holcomb currently serves as Executive Vice President of Strategy and Corporate Development at Cardinal Health, a global integrated healthcare services and products company. She previously held positions as Chief Operating Officer of Global R&D and Senior Vice President of Strategy, Portfolio, Search and Partnerships at Teva Pharmaceuticals, a global manufacturer of generic medicines, and as a partner in the Global Pharmaceutical Practice at consulting firm McKinsey & Company. Dr. Holcomb received her Bachelor of Science degree in chemistry from Stanford University in 1989 and a Doctorate in Chemistry from the University of California at Berkeley in 1995. Dr. Holcomb’s experience and background will provide the Board with valuable insights in the areas of strategy, product development, and operations.

New Director Class II
The Board of Directors recommends a vote “FOR” the election of each of the Class II director nominees.

Other Directors Not Standing for Re-election in 2019

	Robert J. Phillippy	Director

Mr. Phillippy is an independent consultant, following his retirement in 2016 from his position as President, Chief Executive Officer, and a Director of Newport Corporation, a publicly traded lasers, optics and photonics technology company with 15 manufacturing locations in 7 countries. He joined Newport in 1996 and served in various executive management roles prior to his appointment as Chief Executive Officer in 2007. Previously, he served for 12 years in various management roles for Square D Company, a division of Schneider Electric. He currently serves on the boards of directors of ESCO Technologies (NYSE: ESE) and Materion Corporation (NYSE: MTRN). Mr. Phillippy received a Bachelor of Science degree in electrical engineering from the University of Texas at Austin in 1983 and a Master of Science degree in management from Northwestern University in 1993. Mr. Phillippy’s experience as a chief executive officer of a publicly-traded technology and manufacturing company adds significant leadership, strategy, and operational experience to the Board.

Director since: 2018 Class III - re-election in 2020

	Gregory A. Thaxton	Director

Mr. Thaxton is Executive Vice President and Chief Financial Officer of Nordson Corporation (NASDAQ: NDSN), a $2.3 billion publicly traded industrial technology company focused on precision dispensing, fluid management, and related processes with operations in nearly forty countries. He has more than twenty-five years of experience serving in various domestic and international financial management and leadership roles with Nordson after beginning his career with a Big Four public accounting firm. Mr. Thaxton is a Certified Public Accountant (inactive). Mr. Thaxton received his Bachelor of Science degree in accounting from Miami University in 1983 and his MBA in international management from Baldwin Wallace University in 1995. Mr. Thaxton’s experience will add significant financial, accounting, capital structure, and SEC reporting expertise to the Board.

Director since: 2017 Class III - re-election in 2020

	Donald D. Charron	Chairman of The Board, Chief Executive Officer

Mr. Charron serves as Kimball Electronics’ Chairman of the Board and Chief Executive Officer. He formerly served as an Executive Vice President of Kimball International, Inc. (“Kimball International” or “former Parent”), a member of the Board of Directors of Kimball International, and the President of Kimball Electronics Group. Mr. Charron had led the EMS segment of Kimball International since joining Kimball International in 1999. Prior to that, he spent six years with Rockwell International in various leadership roles. Mr. Charron earned a Bachelor of Science degree in electrical engineering from the South Dakota School of Mines and Technology in 1987. Mr. Charron’s extensive contract electronics industry experience prior to joining Kimball International, as well as his intimate knowledge of Kimball Electronics provides valuable operational, strategic, and global market insights.

Director since: 2014 Class I - re-election in 2021

	Colleen C. Repplier	Director

Director since: 2014 Class I - re-election in 2021
Ms. Repplier is a strong and respected leader in the industrial, energy and commercial building industries, with more than three decades of operational and P&L experience in diversified manufacturing companies.  Ms. Repplier began her career in the energy industry holding roles in engineering and marketing with Westinghouse Electric Company, construction design with Bechtel Corporation, and progressing roles in engineering, process improvement, product management, sales and general management at General Electric.  She also held senior leadership positions and was a company officer at Home Depot and HD Supply before joining Tyco in 2007.  At Tyco, she served as President of the Tyco Fire Protection business until the company was acquired by Johnson Controls. She retired from Johnson Controls (JCI) in her role as the Vice President and General Manager of a $4.5 billion global portfolio of HVAC product businesses with 20,000 employees in June 2018. Ms. Repplier received her Bachelor of Science degree in electrical engineering at the University of Pittsburgh. She later received her MBA from the University of Central Florida, where she also taught as an adjunct professor in the school of business. She is a certified Six Sigma Master Black Belt. In 2018, Ms. Repplier joined Stockholm-listed, bearing and seal manufacturing company, SKF as a director.  In November 2019 she will join Triumph Group (NYSE: TGI) as a director. Ms. Repplier’s engineering background and extensive experience in operations, supply chain management, and six-sigma methodologies will provide broad insights into operational planning and improvement opportunities.

	Gregory J. Lampert	Director

Mr. Lampert has been President of Omni Cable Corporation, a distributor of specialty wire and cable, since February 2017. Prior to his executive position at Omni Cable Corporation, he was Chief Executive Officer of the Americas region of General Cable since January 2013 and held the same position for the North America region since 2008. Prior to that, he held various management positions at General Cable since joining the company in 1998. Prior to joining General Cable, he held engineering and commercial management positions with The Dow Chemical Company and Cintas Corporation. Mr. Lampert is a director of Omni Cable Corporation, as well as Xtek Corporation, a for-profit private company. Mr. Lampert has a Bachelor of Science degree in chemical engineering from the University of Cincinnati and his MBA from the University of Chicago with a concentration in Finance and Strategy. Mr. Lampert’s previous board experience and financial background as well as experience in managing sales organizations will provide broad insights into capital planning and sales operations.

Director since: 2014 Class I - re-election in 2021

COMMUNICATING WITH THE BOARD
Share Owners may communicate with a member of the Board by sending comments in care of the Secretary of the Company at 1205 Kimball Blvd., Jasper, Indiana 47546. The Secretary has the discretion to forward the correspondence to the director, or if circumstances dictate, to other departments within the Company to which such communication is more appropriately addressed. A log of correspondence received and copies of the correspondence are available to any director who wishes to review them.

CORPORATE GOVERNANCE AT KIMBALL ELECTRONICS
Director Qualifications
The rapidly changing business conditions and markets in which the Company operates require a high-performance and committed Board. Individual Board members should possess a broad variety of personal attributes, experience, and skills to give the Board the depth and breadth necessary to effectively oversee management on behalf of our Share Owners. Personal attributes include integrity, commitment to the Company’s Vision and Guiding Principles, practical judgment, broad complementary education, and willingness to commit the time and energy necessary to effectively contribute as a Board member. The matrix below illustrates the Board’s collective assessment of the major strengths, skills, and experience determined to be most critical to a well-balanced and effective Board, best able to understand the strategies and risks related to the Company’s operations:
DIRECTOR SKILLS AND EXPERIENCE

Director	Holly Van Deursen	Michele Holcomb	Bob Phillippy	Greg Lampert	Colleen Repplier	Greg Thaxton	Don Charron
Age	60	51	59	52	58	58	55
Independent Director	X	X	X	X	X	X
Committee: AC - Audit, CGC - Compensation & Governance, LID - Lead Independent Director	CGC	AC	AC	CGC Chair	CGC, LID	AC Chair
Strengths, Skills, and Experience
Public Company Experience	X	X	X	X	X	X	X
Active/Recently Retired Public Company CEO			X				X
Active/Recently Retired Public Company Executive		X	X	X	X	X	X
Electronics Industry or Related Experience				X	X	X	X
Medical Industry or Related Experience		X				X	X
Manufacturing Operations Experience				X	X	X	X
Cyber Security	X				X	X
International Business Experience	X	X	X	X	X	X	X
Mergers and Acquisition Experience	X	X	X	X	X	X	X
Strategy Development	X	X	X	X	X	X	X
Marketing Expertise		X	X	X	X
Supply Chain and Logistics Experience	X			X	X		X
Business Development/Growth	X	X	X	X	X		X
CFO Experience						X
Public Company Board Experience	X		X	X	X	X	X
Capital Structure (Finance/Banking) Expertise	X		X			X
Talent Development Experience	X	X	X	X	X	X	X
PR/Communication Experience	X	X		X		X
Government Relations Experience	X	X	X
Audit/Internal Control Experience			X			X
Public Financial Reporting Experience			X	X	X	X

Director Independence
The Board consists of a majority of “independent directors,” as noted in the table above and as defined by the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), and the Board has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors nominated for election are Ms. Van Deursen and Dr. Holcomb. The independent directors meet in regularly scheduled executive sessions and at other times as they deem appropriate.
How the Board Addresses Risk
The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board approaches the Company’s risk management process in an intelligent manner based upon the fundamental recognition that risk management in any business enterprise requires an appropriate balance of two distinct aspects of risk:

•	Value Preservation — recognizing and mitigating as much as possible the risk of potential for loss or harm to any element of our business.

•	Value Creation — embracing the risks inherent in any business endeavor in order to reap the rewards of growth and profitability.
The Company has a formalized Enterprise Risk Management (ERM) process. It is based upon a four-phase continuous approach consisting of program development, risk assessment and prioritization, risk treatment and risk validation, and monitoring. Risks are categorized as operational, strategic, compliance, and reporting. Risks in each of these categories were identified by key leadership interviews, surveys, and discussions. Those risks are then ranked and prioritized along the two continuums of “likelihood” and “impact.” A specific remediation strategy is then developed for the significant risks. All risks are continually monitored and validated.
The Board regularly reviews the ERM information and is also informed through Audit and Compensation and Governance committee reports about financial and governance risks and mitigation in areas unique to the matters overseen by those committees.
Key Governance Philosophies
The Company’s Board of Directors is committed to good corporate governance. The Compensation and Governance Committee of the Board periodically reviews the Company’s overall governance structure and makes recommendations on particular governance issues or practices as warranted.
Kimball considers it improper and inappropriate for any director or executive officer to engage in short-term or speculative transactions in Company stock or debt. Such activities may put the personal gain of the individual in conflict with the best interests of the Company and its Share Owners, may create the appearance that the individual is trading based on material non-public information, is focused on short-term performance at the expense of long-term objectives, and/or be a potential violation of the law. Therefore, Kimball has adopted a policy prohibiting such transactions by directors and executive officers including Short Sales, Hedging Transactions, Publicly Traded Options, Margin Accounts, and Pledges.
Chairman and CEO Roles
The Board currently combines the roles of Chairman of the Board and Chief Executive Officer. Generally, the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) have separate roles, namely the Chairman is responsible for the leadership of the Board and presides at its meetings while the CEO is responsible for the day-to-day management of the Company’s business. The Board believes that these roles are best served by the same person at this time because it is critical to have alignment between the Board and management on Company strategy and board operations. Combining the roles provides that alignment. In addition, a combined Chairman/CEO has multiple and in-depth perspectives on and knowledge of the Company’s markets and operations, as well as the power to quickly enact corporate initiatives. A unified role ensures strong, central leadership, increases efficiency, and can provide superior knowledge to the Board and increase the information available to it, with in-depth knowledge about the Company’s strengths and weaknesses, along with what issues need to be addressed moving forward.

Board Classification
The Board has concluded that a three-tiered classified board is the appropriate governance structure for the Company and in the best interests of our Share Owners for the following reasons:

•	Independence - Outside Board members can be more direct and independent of Company management knowing they have at least a three-year term to serve.

•
Stability and Continuity - The Company’s Board can better perform its oversight responsibilities with seasoned Board members with perspective on the Company’s markets, operations, and long-term strategies that is provided by experience gained with a multi-year tenure. Annual elections risk the potential instability of election of a very inexperienced Board.

•
Long-Term Focus - As a public company, the Board’s primary focus is on the long-term best interests of our Share Owners. This includes oversight of the long-term strategic vision of the Company. Effective execution of that vision is enabled by a three-year term.

•
Share Owner Accountability - Our classified Board has at least two directors who stand for election each year, and the Board feels this promotes Share Owner accountability due to the fact that the Company’s Board has the primary fiduciary duty and is fully accountable to our Share Owners to oversee the Company in the best interests of all Share Owners. In addition, the Board believes the Company’s accountability to long-term Share Owners are well served by a number of governance principles already in effect in the Company, including highly-qualified, independent directors, board refreshment, tenure and retirement age policies, strong lead independent director, and diversity in addition to say on pay measures, and a robust commitment to direct engagement with our Share Owners.

•
Share Owner Value - The Board has reviewed and decided that there is well-reasoned academic research both for and against the proposition that the classification or declassification of a board has a correlation to increased Share Owner value. Therefore, the Board has judged this not to be a compelling reason for declassification.

•
Statutory Requirement - As an Indiana company, Indiana corporate statutes mandate a classified board structure. While the Board is aware that some Indiana companies have “opted-out” of this requirement, it does reflect the judgment of the elected legislators of our state of incorporation as to an appropriate board structure.

Board and Committee Meetings
During fiscal year 2019, the Board met five times and each director then in office attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which such director served during his or her tenure. The Company expects its directors to attend all Board and applicable Committee meetings, calls regarding specific initiatives or acquisitions, as well as the Annual Meeting of Share Owners. Your Board currently has two standing committees: The Audit Committee and the Compensation and Governance Committee.

AUDIT COMMITTEE

Members	Gregory A. Thaxton (Chairperson), Robert J. Phillippy, and Christine M. Vujovich

Meetings in Fiscal 2019	8

Committee Accomplishments in 2019
Reviewed Quarterly Earnings Releases and SEC Filings; Recommended the selection of Deloitte as auditors for fiscal 2019; Approved the fiscal 2019 audit scope and fees; Approved the fiscal 2019 internal audit plan; Conducted reviews of the Company’s cybersecurity program, revenue recognition rule implementation, GDPR readiness, and enterprise risk management process.

Responsibilities of the Committee
The Audit Committee operates under, and has the responsibilities set forth in, a written charter, which has been approved by the Board and is reviewed and reassessed annually or as circumstances dictate by the Audit Committee. The Audit Committee modifies the written charter, as necessary, to comply with all regulatory requirements as or before they become effective. A copy of the Audit Committee charter is available on the Company’s website at:

http://investors.kimballelectronics.com/static-files/0c5a90f0-edc7-4c38-8584-ab3cb03d1732

The Board has determined that Mr. Thaxton and Mr. Phillippy are each “Audit Committee financial experts” as defined by the rules of the Securities and Exchange Commission (“SEC”). None of the Audit Committee members, including the Audit Committee financial experts, are salaried employees of the Company and, in the opinion of the Board, all meet the NASDAQ and SEC requirements with respect to independence and accounting experience.

Comments from the Committee
The Committee meets quarterly. The Audit Committee is comfortable with the Company’s financial processes and controls. The Committee works effectively with the Company’s independent registered public accounting firm and meets regularly with them and management in executive sessions.

COMPENSATION AND GOVERNANCE

Members	Gregory J. Lampert (Chairperson), Colleen C. Repplier, and Thomas J. Tischhauser

Meetings in Fiscal 2019	5

Committee Accomplishments in 2019
Approved and set executive officers and CEO compensation; Approved performance share grants and awards, profit sharing incentive bonus plan economic profit targets, and retirement plan company contribution; Reviewed and recommended slate of directors for election at 2019 Annual Share Owners Meeting, Board member independence, and director age and term limits; Reviewed and recommended several governance provisions, including those as proposed in this Proxy Statement.

Responsibilities of the Committee
The Compensation and Governance Committee’s responsibilities include advising the Board in matters of corporate governance, identification of individuals qualified to be board members, board member evaluations, orientation, and succession planning. A copy of the Compensation and Governance Committee’s charter is available on the Company’s website at:

http://investors.kimballelectronics.com/static-files/0abc152b-426a-4788-a5c4-f6440213b242

The Compensation and Governance Committee identifies potential nominees for director based on specified objectives in terms of the Board composition, taking into account the need for broad and complementary experience and expertise. Nominees, whether recommended by the Compensation and Governance Committee or a Share Owner, will be evaluated on the basis of established Board member criteria, including, but not limited to those noted above in the “Director Qualifications” section of this Proxy Statement. Although it does not have a policy regarding diversity, the Compensation and Governance Committee does consider diversity of gender, race, national origin, education, and professional experience, which would enable a nominee to bring a varied set of skills and backgrounds to bear on the complicated issues which come before the Board.

The Compensation and Governance Committee also will consider candidates recommended by Share Owners. A Share Owner who wishes to recommend a director candidate for consideration by the Compensation and Governance Committee should send such recommendation to the Secretary of the Company at 1205 Kimball Blvd., Jasper, Indiana 47546, who will forward it to the Compensation and Governance Committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the Share Owner and the candidate for more information. A Share Owner who wishes to nominate an individual as a director candidate at the Annual Meeting of Share Owners, rather than recommend the individual to the Compensation and Governance Committee as a nominee, must comply with the advance notice requirements mandated by the Company’s By-Laws and further explained in this Proxy Statement under “Submission of Nominations and Proposals.”

The Committee’s responsibilities also include making all determinations with respect to the compensation of the Chairman and CEO, reviewing and approving the compensation of all other executive officers in consultation with the CEO, approving awards under stock incentive plans, reviewing and approving the Company’s contribution to its defined contribution retirement plan, and approving targets, certification of target achievement, and authorization of payments under the Company’s Profit Sharing Incentive Bonus Plan. See “Compensation Discussion and Analysis — Compensation Process” for a description of the role of executive officers and compensation consultants in setting compensation for executive officers.

The Committee also regularly reviews corporate governance practices, evaluates their applicability to Company objectives, and strives to continuously improve the Company’s governance practices.

Each of the members of the Compensation and Governance Committee is “independent” as such term for compensation committee members is defined in the listing standards of NASDAQ, each is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code.

Comments from the Committee
The Committee meets regularly in executive sessions. The Committee continues to evaluate and adjust as appropriate Board, CEO, and Executive Officer compensation programs. The Committee is active in review and evaluation of evolving good corporate governance practices as evidenced by its consideration and recommendation of the proposals for governance changes included in this proxy. The Committee was also extensively involved in the evaluation and nomination of Ms. Van Deursen and Dr. Holcomb as new Board members.

Compensation and Governance Committee Interlocks and Insider Participation
None of the Compensation and Governance Committee members has ever been employed as an officer or employee of your Company or any of its subsidiaries, and none of the Compensation and Governance Committee members during fiscal year 2019 was involved in a relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or during fiscal year 2019 served, on a board of directors or compensation committee of a company that has an executive officer serving on our Board or the Compensation and Governance Committee.
Director Compensation
Fiscal Year 2019 Compensation to Non-Employee Directors
Directors’ compensation is set by the Board. The level of compensation is guided by the following goals: compensation should fairly pay directors for work required in a company of Kimball Electronics’ size and scope; and the structure of the compensation should be simple, transparent, market-competitive, and easy to understand.
All non-employee directors of your Company received an annual retainer fee of $75,000 plus a $65,000 equity retainer for service in fiscal year 2019. Additionally, the Lead Independent Director of the Board, the Chairperson of the Audit Committee of the Board, and the Chairperson of the Compensation and Governance Committee of the Board each received an additional $10,000 annual retainer fee.
Directors were able to elect to receive all or a portion of their annual, Lead Independent Director, or Chairperson retainers in Common Stock. The $65,000 of annual equity retainer fees are to be paid in shares of the Company’s Common Stock. The Board approved Non-Employee Directors Stock Compensation Deferral Plan (the “Deferral Plan”) allows non-employee directors to elect to defer all, or a portion of, their stock retainer fees until termination of service from the Board. Shares of Common Stock will be issued either under the Company’s 2014 Stock Option and Incentive Plan or the Non-Employee Directors Stock Compensation Deferral Plan. Directors are also reimbursed for reasonable travel, continuing education, and other expenses incurred in connection with Board and Committee meeting attendance.
The following Non-Employee Director Compensation Table shows the compensation paid to each non-employee director during fiscal year 2019. Donald D. Charron, Chairman and CEO, is a Director of the Company but does not receive compensation for his services as a Director.
Non-Employee Director Compensation in Fiscal Year 2019

	Fees Earned or	Stock	Total
Name	Paid in Cash ($) (1)	Awards ($) (2)	($)
(a)	(b)	(c)	(h)
Gregory J. Lampert	$85,000	$65,000	$150,000
Robert J. Phillippy	$75,000	$65,000	$140,000
Colleen C. Repplier	$85,000	$65,000	$150,000
Gregory A. Thaxton	$85,000	$65,000	$150,000
Thomas J. Tischhauser	$75,000	$65,006	$140,006
Christine M. Vujovich	$75,000	$65,000	$140,000

(1)
Represents fees paid during fiscal year 2019 and includes the following amount of shares for which the director elected to receive Common Stock in lieu of cash: Mr. Lampert 4,885, Mr. Phillippy 4,310, and Ms. Repplier 4,885. These shares were valued using the per share price of $17.40, the market value for such shares on November 16, 2018, and each of these directors elected to defer receipt of all their above shares under the Deferral Plan.

(2)
Represents the value of the equity retainer awards granted during the year which amounted to 3,736 shares for each non-employee director using the per share price of $17.40, the market value for such shares on November 16, 2018. Mr. Lampert, Mr. Phillippy, Ms. Repplier, Mr. Thaxton, and Ms. Vujovich elected to have all their fiscal year 2019 equity retainer awards deferred under the Deferral Plan.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions (with an aggregate value of at least $120,000) with the Company in which the director or executive officer or any member of his or her immediate family has an interest. In addition, any transactions with related persons or other circumstances that present potential conflicts of interest are to be reported to the Company’s compliance officer either directly or through an anonymous reporting service. When reported, the transactions or other conflicts are reviewed and approved by the Compensation and Governance Committee, if in the best interests of our Share Owners to do so. None of the Audit Committee, the Compensation and Governance Committee, nor the Board has formal written policies regarding its review and approval of these types of transactions.
There were no such transactions or conflicts reported during fiscal year 2019.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. During the fiscal year ended June 30, 2019, the Audit Committee was comprised of at least three directors as required per the Audit Committee Charter. All members of the Audit Committee meet the independence and experience requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.
Management is responsible for the Company’s accounting functions, internal control over financial reporting, and financial reporting processes. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing and expressing an opinion in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on the Company’s consolidated financial statements.
In connection with these responsibilities, the Audit Committee met with management and Deloitte to review and discuss the June 30, 2019 financial statements including a discussion of the acceptability and quality of the accounting principles, the reasonableness of critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under standards established by the Securities and Exchange Commission and the PCAOB. The Audit Committee also has received the written disclosures and the letter from Deloitte in accordance with the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from the Company and management. In addition, the Audit Committee considered whether Deloitte’s independence would be jeopardized by providing non-audit services to the Company.
The Audit Committee reviewed the overall scope of the audits performed by the internal auditor and Deloitte. The Audit Committee met with the internal auditor and Deloitte, with and without management present, to discuss the results of the audits of the Company’s consolidated financial statements and the overall quality of the Company’s financial reporting.
It is not the duty of the Audit Committee to perform audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Deloitte. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte. Based upon the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the representations of management and Deloitte, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019, filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE
Gregory A. Thaxton (Chairperson)
Christine M. Vujovich
Robert J. Phillippy

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively the “Deloitte Entities”) audited the Company’s financial statements for the fiscal year ended June 30, 2019.
Representatives of the Deloitte Entities will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees

	Deloitte Entities
	2019	2018
Audit Fees(a)	$1,212,808	$1,324,277
Audit-Related Fees(b)	6,891	55,965
Tax Fees(c)	94,001	53,267
All Other Fees(d)	13,277	—
Total	$1,326,977	$1,433,509

(a)	Audit fees include fees and out of pocket expenses paid or expected to be paid for the audit of the annual financial statements and for the statutory audits of international subsidiaries.

(b)	Audit-related fees consist primarily of fees paid or expected to be paid for the audit of various benefit plans.

(c)	Tax Fees consist of fees paid or expected to be paid for tax compliance and related tax services.

(d)	Other Fees consist of fees paid or expected to be paid for various customs reporting.
Consideration of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has established an approval process for services provided by the independent registered public accounting firm which complies with the requirements of the Sarbanes-Oxley Act of 2002. A description of the approval process is attached to this Proxy Statement as Appendix A. The Audit Committee has considered whether all services provided are compatible with maintaining the independent registered public accounting firm’s independence in accordance with this approval process and has determined that such services are compatible.
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected the Deloitte Entities to be the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2020. They were selected based upon:
• performance on past audits, including the expertise of the engagement team;
• experience, client service, and responsiveness;
• leadership, management structure, and ethical culture; and
• the amount of fees charged in relation to scope of work performed.
Ratification is not required by law or the Company’s By-Laws. The Company is submitting the selection of the Deloitte Entities to the owners of our Common Stock for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Share Owners.
The Board of Directors recommends a vote “FOR” ratification of the selection of the Deloitte Entities as the Company’s independent registered public accounting firm.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation and Governance Committee (the “Committee”) of our Board, which is responsible for overseeing the compensation program for all executive officers, plays a key role in designing and administering the Company’s executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the Committee. The report of the Committee follows this Compensation Discussion and Analysis.
This Compensation Discussion and Analysis provides detailed information regarding our compensation programs and decisions for our chief executive officer, chief financial officer, and the three other most highly compensated executive officers, based on their compensation for the fiscal year ended June 30, 2019. These officers are referred to herein as our “named executive officers,” or “NEOs.” Your Company’s NEOs for fiscal year 2019 are: Donald D. Charron, Chairman of the Board and Chief Executive Officer; John H. Kahle, Vice President, General Counsel, Chief Compliance Officer, Secretary; Steven T. Korn, Vice President, North American Operations; Michael K. Sergesketter, Vice President, Chief Financial Officer; and Christopher J. Thyen, Vice President, New Platforms.
This Compensation Discussion and Analysis is intended to supplement the more detailed information concerning executive compensation that appears in the “Executive Compensation” section below. Our goal is to provide our Share Owners and the investing public with a better understanding of your Company’s executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including our NEOs.
Advisory Vote on Executive Compensation
At our 2018 Annual Meeting, non-binding, advisory Share Owner votes were held to approve the compensation paid to our NEOs, commonly referred to as a say on pay vote, and to decide on the frequency of future advisory votes on executive compensation. A substantial majority of votes cast voted in favor of the executive compensation program described in the Company’s 2018 proxy statement. As a result, the Committee and the Board determined that no changes needed to be made to our executive compensation policies and procedures as a result of the 2018 vote, and the Committee and the Board continued to apply the same general principles in determining the amounts and types of executive compensation. Additionally, a majority of our Share Owners voted in favor of the non-binding, advisory vote on our executive compensation being held every year. Taking into account the preference of our Share Owners, the Board determined that this frequency was appropriate and was consistent with our approach to executive compensation. Accordingly, we are holding a non-binding, advisory vote on executive compensation at our 2019 Annual Meeting and will continue to do so in subsequent years.
Compensation Philosophy
Your Company applies a consistent philosophy to compensation for all employees, including management. The goal is to create long-term Share Owner value by:

1.
Rewarding Performance.  All parts of compensation are designed to reward executive performance. Base salary is designed to reward annual achievements, demonstrated leadership abilities, and management experience and effectiveness. All other elements of compensation focus on motivating the executive to grow sales and achieve superior financial results.

2.
Aligning with Share Owners’ Interest.  Your Company’s objective is to align the interests of the executives with our Share Owners by strongly linking compensation to Company financial performance. Improved Company performance leads to improved stock prices and increased Share Owner value.

3.
Retaining Executive Talent.  Your Company’s objective is to retain our executives by using key elements of compensation that provide better opportunity for financial rewards when compared to other similar professional opportunities.

4.
Strengthening Collaboration. Your Company’s objective is to strengthen collaboration by allocating a portion of employees’ compensation as a variable incentive based on results achieved together as a team.

Components of Compensation
Your Company’s compensation program is comprised of the following primary components: (i) annual cash compensation, which includes base salary and performance-based cash incentive compensation, and (ii) long-term performance-based stock incentive compensation, each of which is described below.

Compensation Component	Purpose	Link to Compensation Philosophy
Annual base salary	To provide an appropriate level of fixed compensation that will promote executive recruitment and retention based on business responsibilities, personal performance, and leadership qualities.	Rewards performance. Retains executive talent.
Performance-based cash incentive compensation	Variable component used to incentivize, motivate, and link compensation with the Company’s financial success.	Rewards performance. Aligns interests with Share Owners’ interests. Retains executive talent. Strengthens collaboration.
Long-term performance-based stock incentive compensation	To motivate officers and key managers to focus on long-term financial performance of the Company.	Rewards performance. Aligns interests with Share Owners’ interests. Retains executive talent.
Additional discretionary cash and/or stock compensation	To recognize individual achievement in special situations.	Rewards performance. Retains executive talent. Strengthens collaboration.

Total Direct Compensation
The following chart illustrates the allocation of fiscal year 2019 realized compensation for each NEO among each of the major compensation components.

The amounts in the above graph represent actual compensation realized in fiscal year 2019 as follows:

•
Performance-Based Stock is the actual value of long-term performance shares earned during fiscal year 2019, based on the number of shares earned as calculated under the Incentive Bonus Plan and achievement of sales growth goals multiplied by the average of the high and low price of the Company’s Common Stock of $14.63 on August 19, 2019.

•	Performance-Based Cash is the actual amount of cash incentive compensation earned during fiscal year 2019, pursuant to the Company’s Incentive Bonus Plan.

•
Non-Performance-Based Compensation consists of base salary received in fiscal year 2019 and all other components of compensation that are valued the same as reported in the Summary Compensation Table that appears on page 30.

In making executive compensation decisions, the Committee does not have a specific policy for allocating the amount of compensation among the compensation components, but seeks to target each NEO’s total compensation opportunity to the level the Committee considers market competitive and reflective of individual performance.

Compensation Decisions
The annual compensation of our NEOs is based upon the process described below in the “Compensation Process” section of this Compensation Discussion and Analysis and consists of components as delineated in the “Components of Compensation” section. The Committee does not utilize any specific target or formula for the NEOs’ total compensation.
The Committee took the following actions during fiscal year 2019 and early fiscal year 2020 in regards to NEO compensation.

Date	Action Taken
July 2018
• Awarded long-term performance share opportunities for fiscal year 2019.

• Certified fiscal year 2018 economic profit results and sales growth attainment, resulting in issuance of long-term performance shares and Incentive Bonus Plan payments.

February 2019	• Reviewed and approved compensation of NEOs.
July 2019
• Awarded long-term performance share opportunities for fiscal year 2020.

• Certified fiscal year 2019 economic profit results resulting in issuance of long-term performance shares and Incentive Bonus Plan payments.

Annual Cash Compensation
1. Base Salary.  Base salaries for our NEOs are based upon the scope of their responsibilities, their performance, the period over which they have performed those responsibilities, and other subjective factors as noted below in the “Compensation Process” section of this Compensation Discussion and Analysis. Decisions regarding salary increases or decreases take into account the executive’s effort, market, local demand, current salary, and market benchmarks. Base salaries of the Chief Executive Officer (“CEO”) and Chairman of the Board (“Chairman”) are reviewed as appropriate by the Committee, and the Committee makes adjustments as it deems necessary. Base salaries of our other executive officers are reviewed by the CEO on an annual basis. Adjustments to the base salaries of our other executive officers are initiated by the CEO and approved by the Committee. Fiscal year 2020 base salaries were increased modestly for most NEOs compared to fiscal year 2019. Annualized base salaries in effect as of the date of this Proxy Statement and the percentage change from annualized base salaries in effect as of the date of last year’s proxy statement, for each of our NEOs were as follows:

Named Executive Officer	Annualized Base Salary	% Increase
Donald D. Charron	$709,752	2.5%
John H. Kahle	$397,800	—%
Steven T. Korn	$323,179	2.5%
Michael K. Sergesketter	$322,264	3.0%
Christopher J. Thyen	$302,271	2.5%
2. Cash Incentive Compensation.  Executive officers and full-time salaried employees are eligible to participate in the Incentive Bonus Plan which provides participants with an opportunity to receive a cash payment if certain profitability levels (tiers) for the fiscal year are achieved. The Incentive Bonus Plan measures economic profit at two levels within the Company: (1) worldwide for Company-wide performance (“Worldwide”); and (2) at a business unit level for the performance of designated operations within the Company (“Business Unit”).
The goal of the Incentive Bonus Plan is to link compensation with the long-term financial success of the Company and Share Owner return. A key aspect of the Plan to accomplish this goal includes the fact that substantially all full-time salaried employees participate in the same Incentive Bonus Plan which puts all management employees in the same position to encourage growth of economic profit. Substantially all full-time employees have some portion of their compensation “at-risk,” and the variable incentive portion of pay is linked to financial results. The total of base salary and variable incentive compensation approximates a market value for a role. The variable incentive represents a significant part of a Plan participant’s total compensation, thus putting more compensation at-risk and giving them greater incentive to improve economic profit and increase their total compensation.

The Incentive Bonus Plan establishes potential cash incentive amounts as a range of percentages of the participant’s salary, with the payout percentage increasing with higher levels of profitability. The Incentive Bonus Plan also establishes different payout percentage ranges across several participant categories, setting higher payout percentage ranges for participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability. The following matrix summarizes the cash incentive payout percentages at each economic profit tier for the various participant categories:

Economic Profit	Participant Categories
Tiers	1	2	3	4	5	6	7	8
1	100%	80%	60%	50%	40%	30%	20%	10%
2	80%	60%	45%	35%	30%	22%	15%	7%
3	60%	40%	30%	25%	20%	15%	10%	5%
4	40%	20%	15%	12%	10%	7%	5%	3%
5	20%	10%	8%	6%	5%	4%	3%	2%
6	0%	0%	0%	0%	0%	0%	0%	0%
For a particular fiscal year, the Committee sets each tier to a specific amount of economic profit. Economic profit is equal to the amount of net income less the cost of capital. The cost of capital represents the economic cost of a reasonable return on capital that is used in the business. New capital expenditures are excluded in computing the cost of capital for an appropriate period of time (currently 12 months) to encourage needed capital investments. Separate economic profit tiers are set for the Worldwide and Business Unit plans. The economic profit tiers are set by the Committee after considering many factors, including comparisons to economic performance of numerous public companies. Net income must be earned before bonus is earned. The economic profit tiers are established so that performance attained between the tier 4 and tier 3 levels approximates the median economic profitability performance of these public companies. Also, this payout approximates market value for an employee’s role. According to the Company’s compensation philosophy, the Company is comfortable paying below market when results are low, and over market when results exceed expected standards. Economic profit performance above tier 3 should result in a participant exceeding market value, and economic profit performance below tier 4 should result in total compensation being below market value. Achievement of a 100% cash incentive payout for executive officers is very difficult because the Incentive Bonus Plan is designed to pay maximum cash incentives only if the Company achieves economic profitability near the top quartile of these public companies. The Committee approves the economic profit tiers within 90 days after the commencement of each fiscal year, usually in late July or early August. The Committee may, within such 90-day time period, make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. While the Committee may make adjustments beyond the 90-day period, any such adjustments will not be applicable to our NEOs.
Our NEOs are in participant category 1 and thus may earn cash incentives anywhere from zero up to 100% of base salary. The Committee has set the target cash incentive for our NEOs at approximately 40% (tier 4 level) which is a cash incentive payout reflecting our desired level of compensation at risk. During fiscal year 2019, all NEOs participated at the Worldwide level. For the past three years, cash incentive payouts averaged 59% for the Worldwide plan.
At the end of each fiscal year, but before cash incentives under the Incentive Bonus Plan may be paid, the Committee certifies the actual economic profit that was achieved and approves the payment of the cash incentive. The Committee does not have the discretion to increase, but can decrease, the amount of any cash incentive for NEOs under the Incentive Bonus Plan. There were no decreases in fiscal year 2019.
Cash incentives earned under the Incentive Bonus Plan for a particular fiscal year are accrued annually and paid in multiple installments over the succeeding fiscal year, unless local country requirements dictate otherwise. In the United States, 50% of the accrued bonus is payable in August and 12.5% is payable in each of the following months of September, January, April, and June. This schedule varies in the Company’s global locations based on local pay practices and regulations. Cash incentives totaling less than $2,000 are paid in a lump sum in August. Except for provisions relating to retirement, death, permanent disability, and certain other circumstances described in a participant’s employment agreement, participants must be actively employed on each payment date to be eligible to receive any unpaid installments. If a participant’s termination of employment is caused by retirement, death, disability, or certain other circumstances described in a participant’s employment agreement, the participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all cash incentive payments for the previous fiscal year and a pro rata share for the current fiscal year, all to be paid in full within 2½ months after the end of the Company’s fiscal year.
Based upon the fiscal year 2019 economic profit results, our NEOs will each receive a payout of 42% of their fiscal year 2019 base salary under the Incentive Bonus Plan.

Stock Compensation
The Company’s 2014 Stock Option and Incentive Plan (the “2014 Plan”) permits a variety of stock incentive benefits consisting of restricted stock, restricted share units, unrestricted share grants, incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, and performance units. The Committee granted performance shares during fiscal year 2019. The Committee’s view is that performance shares represent one of the more effective forms of stock incentive compensation available under the 2014 Plan by tying compensation directly to the economic profitability of the Company.
Performance Shares
Performance shares consist of a long-term award with one-third (1/3) of the award vesting annually over the succeeding three-year period. Prior to fiscal year 2019, these awards were approved by the Committee in June of each fiscal year. In June 2018, we changed our grant timing policy to grant performance shares in the July/August time frame. The new grant timing was intended to allow sufficient time to determine year-end financial results and determine both performance share awards and grants at the same time in order that participants can compare their awards for the upcoming fiscal year with those achieved in the prior fiscal year. The performance share awards set forth the maximum number of shares of your Company’s stock which the participant is eligible to receive if the applicable profitability levels and sales growth goals for the fiscal year have been achieved. The maximum number of shares awarded to each of our NEOs is determined by the Committee based upon the relative level of responsibilities of the NEOs and within an overall projected total cost of the awards based upon anticipated financial performance for the upcoming fiscal year, as well as the other subjective factors noted below in the “Compensation Process” section of this Compensation Discussion and Analysis.
Shares ultimately earned from long-term performance share awards, for all our NEOs, have been 100% of the shares awarded for the past three years.
The long-term performance share awards act as an incentive for longer term stock price appreciation by driving higher profits, which creates higher cash incentive percentages and greater payouts to the participants. The NEOs have no voting or dividend rights with respect to the performance shares until earned.
Based upon the fiscal year 2019 economic profit results, our NEOs were issued the following shares applicable to fiscal year 2019 performance under the 2014 Plan:

Named Executive Officer	FY 2019 LTPS Grant (Shares Issued) (1)
Donald D. Charron	65,692
John H. Kahle	16,746
Steven T. Korn	13,181
Michael K. Sergesketter	12,934
Christopher J. Thyen	12,351
(1) Shares have not been reduced by the number of shares withheld to satisfy tax withholding obligations.
The “Stock Awards” column of the Summary Compensation Table on page 30 includes the targeted value of performance shares granted during fiscal year 2019, estimated based on an assumed payout at a target (Tier 4) level of our Incentive Bonus Plan, achievement of the sales growth attainment component, and using the share price as of the date granted, which was $20.05 as reported by NASDAQ on August 20, 2018. The performance share awards granted in August 2019 will be earned based on fiscal year 2020 performance and therefore are not included in the table below.

The table below compares that targeted value with the actual value of performance shares earned during fiscal year 2019 as set forth above, based on the number of shares earned as calculated under the Incentive Bonus Plan and the average of the high and low price of the Company’s Common Stock as reported by NASDAQ for the August 19, 2019 vesting date, which was $14.63.
We are providing this information to give additional context to the fiscal year 2019 compensation of our NEOs by showing the impact that our actual fiscal year 2019 financial performance and change in share price had on the value of realized compensation.

	Performance Shares
Named Executive Officer	Targeted Value for August 2018 Awards	Realized (Earned and Vested Value)	Realized Value as a Percentage of Targeted Value
Donald D. Charron	$1,317,125	$961,353	73.0%
John H. Kahle	$335,757	$245,065	73.0%
Steven T. Korn	$264,279	$192,894	73.0%
Michael K. Sergesketter	$259,327	$189,279	73.0%
Christopher J. Thyen	$247,638	$180,748	73.0%
The maximum number of performance shares granted in August 2019 for the fiscal year 2020 performance period to each of our NEOs under the 2014 Plan was as follows:

Named Executive Officer	FY 2020 LTPS Award (Maximum # of Shares)
Donald D. Charron	53,288
John H. Kahle	8,930
Steven T. Korn	10,774
Michael K. Sergesketter	10,695
Christopher J. Thyen	10,077
Other Compensation and Employee Benefits
Retirement Plan
Our NEOs participate in a defined contribution, participant-directed retirement plan in which all domestic employees are eligible to participate (the “Retirement Plan”). The Retirement Plan is intended to attract employees and promote employee retention by providing a long-term savings opportunity. The Retirement Plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Committee. The Committee considers Company profitability among other factors when determining the contribution. The total Company contribution is allocated based upon the total eligible compensation of eligible participants. Each eligible participant’s Company contribution percentage is identical, including our NEOs. The Company’s contribution percentage for fiscal year 2019 was approximately 3% of eligible compensation, up to the annual compensation limit under Section 401(a) of the Internal Revenue Code. Participant contributions are fully vested immediately, and Company contributions are fully vested after five years of participation according to the following schedule. All NEOs are fully vested in the Retirement Plan as they have been participants for greater than five years.

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	100%

The Retirement Plan is fully funded, and participants may choose to invest their balances among any combination of the following investment options shown in the table below. The annual return of each fund for the fiscal year ended June 30, 2019 is included in the table below.

Fund Name	Asset Class	AATR (1 year) 7/1/18 - 6/30/19
American Funds AMCAP R6	Domestic Stock - Large Growth	5.46%
Small-Cap Index Fund Adm	Domestic Stock Funds	2.26%
Kimball Electronics	Company Stock	-11.18%
International Growth Adm	International Stock Funds	-0.40%
Inst Index Fund Inst	Domestic Stock - Small Blend	10.39%
Retire Savings Trust III	Short Term Reserves	2.44%
Prime Money Mkt Fund	Short Term Reserves	2.33%
Inst Target Ret 2065 Fund	Balanced Funds (Stocks and Bonds)	5.92%
Inst Target Ret 2040 Fund	Balanced Funds (Stocks and Bonds)	6.03%
Inst Target Ret 2045 Fund	Balanced Funds (Stocks and Bonds)	5.89%
Inst Target Ret 2050 Fund	Balanced Funds (Stocks and Bonds)	5.87%
Inst Target Ret 2055 Fund	Balanced Funds (Stocks and Bonds)	5.95%
Inst Target Ret 2060 Fund	Balanced Funds (Stocks and Bonds)	5.95%
Inst Target Ret 2035 Fund	Balanced Funds (Stocks and Bonds)	6.28%
Inst Target Ret 2030 Fund	Balanced Funds (Stocks and Bonds)	6.46%
Inst Target Ret 2025 Fund	Balanced Funds (Stocks and Bonds)	6.68%
Inflation-Protect Sec Adm	Domestic Stock - Large Blend	4.70%
Inst Target Ret 2020 Fund	Balanced Funds (Stocks and Bonds)	6.59%
Inst Target Ret 2015 Fund	Balanced Funds (Stocks and Bonds)	6.50%
Inst Target Ret Inc Fund	Balanced Funds (Stocks and Bonds)	6.57%
Real Estate Index Admiral	Specialty Stock Funds - Real Estate	12.21%
Windsor II Fund Adm	Domestic Stock Funds	7.16%
Delaware Small Cap Core I	Domestic Stock - Small Blend	-2.99%
Met West Total Rt Bd Inst	Intermediate-Term Bond	8.17%
Total Bond Mkt Index Inst	Bond Funds	7.87%
Total Intl Stock Ix Admiral	International Stock Funds	0.57%

AATR: Average annual total returns
For those eligible employees who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the Retirement Plan is reduced. See the following “Nonqualified Deferred Compensation” section.
Nonqualified Deferred Compensation
For our NEOs, other executive officers, and other key employees who are deemed to be highly compensated under the 1986 Tax Reform Act, there is a fully-funded, nonqualified, Supplemental Employee Retirement Plan (“SERP”) under which your Company contributes to the account of each participant an amount equal to the reduction in their Company contribution under the Retirement Plan arising from the provisions of the 1986 Tax Reform Act. In addition, participants may voluntarily defer up to 50% of their eligible compensation under the SERP. A participant’s deferrals are fully vested. Company contributions are subject to the same vesting schedule as the Retirement Plan and are made within 2½ months after the end of the fiscal year. The Company’s contribution percentage for fiscal year 2019 was approximately 3% of eligible compensation in excess of the annual compensation limit under Section 401(a) of the Internal Revenue Code. Investment options are the same as those under the Retirement Plan except for the exclusion of the Stable Value and Company Stock Funds and the addition of a Money Market Fund. Payments of a participant’s elective deferrals and Company contributions are made as elected by the participant in lump sum or in installment payments over a period of 5 or 10 years commencing upon retirement or termination of employment, whichever occurs first. These amounts may be paid earlier in the event of death of the participant or an unforeseen emergency affecting the participant as determined by the committee appointed to administer the SERP. The SERP is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The assets of the SERP are held in a grantor trust in what is commonly referred to as a “rabbi trust” arrangement. This means that the assets of the SERP are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency. For more information about amounts deferred by the NEOs, see the Nonqualified Deferred Compensation Table in the “Executive Compensation — Nonqualified Deferred Compensation” section in this Proxy Statement.

Other Compensation
The Company provides our NEOs with other benefits, which the Committee believes are reasonable, competitive, and consistent with the Company’s overall compensation program directives. They are designed to promote the executives’ physical and mental well-being in order to help them function more effectively in their respective positions.
These benefits and the rationale for providing each are as follows:

Benefit	Rationale
Financial Counseling	Aid personal financial planning through expert advice to properly manage financial affairs.
Tax Preparation	Assist in accurate preparation of personal income tax filings.
Executive Preventive Healthcare Program	Maintain health of executive and primary personal support person to permit peak performance.
Medical Reimbursement	Promote seeking of proper medical care by reducing potential financial barriers.
No loans of Company funds have ever been made to any executive officer for any purpose. The exact amounts received from these benefits are not predetermined.
Employment and Severance Agreements
The Company has entered into written employment agreements with each of the NEOs. These employment agreements were intended to bring the Company more in line with competitive practices within the industries in which it operates and were designed to enhance the retention of executives and protect the interests of the Company by way of covenants not to compete. The agreements do provide for acceleration of certain benefits and payment of severance in certain circumstances, as described in the section entitled “Executive Compensation — Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control” section of this Proxy Statement.
Compensation Process
The Committee sets the Chairman and CEO’s compensation and approves the compensation of the other executive officers in consultation with the Chairman and CEO who directly supervises those executive officers throughout the year. The Committee gives significant consideration to the recommendation of the Chairman and CEO, but the final compensation decisions affecting our executive officers are within the Committee’s discretion. No other roles are taken by the executive officers in setting their compensation, except for discussion of their individual performance with the Chairman and CEO.
Judgment is used in making compensation decisions. Flexibility is critical in the assessment process to allow for adjustments due to new business conditions and to adjust for the evolving business environment. There is no predetermined formula for allocating compensation between cash and non-cash, current and long-term, or fixed and variable elements.
Key considerations affecting the determination of executive compensation include:

1.	Responsibilities — the scope and breadth of the duties and level of responsibility undertaken.

2.	Leadership — demonstrated ability to lead an organization.

3.	Performance — with an emphasis on consistent, sustained performance.

4.	Potential — demonstrated capacity to grow into more responsible leadership positions.

5.	Execution of Strategy — record of getting things done according to plans.

6.	Personal Development — demonstrated willingness to learn and grow professional and leadership skills.

7.	Promotion of Company Culture and Values — demonstrated commitment to modeling of Company Mission and Guiding Principles and ethical behavior.

8.	Company Results — demonstrated teamwork and support of Company goals and performance.

9.	Benchmarking — comparison of executive compensation to industry or other relevant compensation benchmarks.

10.	Retention — compensation at sufficient levels to retain talented executives.

During fiscal year 2019, the Committee utilized third-party compensation data in setting executive compensation. The data included information on base pay, stock awards, and other forms of compensation awarded at the following comparable benchmarked companies:

1.	TTM Technologies, Inc.	6.	Littlefuse, Inc.	11.	Key Tronic Corp.
2.	Plexus Corp.	7.	OSI Systems, Inc.	12.	Bel Fuse, Inc.
3.	Trimble, Inc.	8.	Knowles Corp.	13.	Novanta, Inc.
4.	Benchmark Electronics, Inc.	9.	Kemet Corp.	14.	CTS Corp.
5.	IPG Photonics Corp.	10.	Methode Electronics, Inc.
This information was used only as a reference by the Committee when making compensation decisions to ensure that the types and amounts of executive compensation were reasonable and competitive.
Tax and Accounting Considerations
Section 162(m)
The Committee takes into account the tax and accounting treatment of executive compensation arrangements when structuring our executive compensation program.  One of those considerations is Section 162(m) of the Internal Revenue Code, which sets a limit of $1 million on the amount the Company can deduct for compensation paid to our “covered employees.”  Historically, compensation meeting the requirements of “qualified performance-based compensation” under Section 162(m) did not count toward the $1 million limit.  However, the Tax Cuts and Jobs Act (“Tax Reform”), which was enacted on December 22, 2017, made a number of changes to Section 162(m), generally effective for taxable (fiscal) years beginning after December 31, 2017, including the repeal of the “qualified performance-based compensation” exemption, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect).  Tax Reform also expanded the definition of “covered employees” by including both the chief financial officer and certain former named executive officers as “covered employees.”
Our general philosophy has been to attempt to qualify compensation for tax deductibility under Section 162(m) of the Internal Revenue Code, wherever we deem appropriate, recognizing that, under certain circumstances, the limitations may be exceeded.  Historically, treatment as “qualified performance-based compensation” has been sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives.  However, due to uncertainties regarding the scope of relief under Tax Reform, there can be no guarantee that any compensation paid to our “covered employees” in excess of $1 million will be or remain exempt from Section 162(m).  In any event, the Committee retains full discretion to construct compensation packages that will best attract, retain, and reward successful executive officers.  Therefore, the Committee may award compensation that is not fully deductible under Section 162(m) if the Committee believes it will contribute to the achievement of our business objectives.
Section 409A
Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain additional taxes, penalties, and interest. The Company intends for, but does not currently require, its nonqualified deferred compensation arrangement to meet the effective requirements of Section 409A.
Recovery of Compensation from Executive Misconduct
The Company has adopted a “Claw Back” policy providing that if the Company determines that an executive officer has engaged in fraudulent or intentional misconduct, resulting in a restatement of the Company’s financial results, the executive would be obligated and the Company would take all possible actions to recover any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results.

REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE
The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2019 and this Proxy Statement. This report is provided by the following independent directors who comprise the Committee: Gregory J. Lampert (Chairperson), Colleen C. Repplier, and Thomas J. Tischhauser.

COMPENSATION RELATED RISK ASSESSMENT
The Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation and Governance Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation and Governance Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	the Incentive Bonus Plan’s focus on the long-term financial success of the Company, as well as the payout over the subsequent fiscal year, discourages short-term risk taking;

•
Incentive Bonus Plan profitability tiers are appropriately set to calibrate variable incentive payouts at the targeted cash incentive level to the median levels of peer group performance and bonus payouts calibrated to superior results;

•	performance share awards are appropriately linked to profitability; and

•	equity ownership guidelines discourage excessive risk taking.
Furthermore, as described under “Compensation Discussion and Analysis — Compensation Process,” compensation decisions include judgment by the Committee, which mitigates the influence of purely objective calculations on excessive risk taking. The Compensation and Governance Committee reviews the Company’s compensation policies and practices on an annual basis to consider how effectively the policies and practices are providing incentives at an appropriate level of risk to executive employees.

EXECUTIVE COMPENSATION
The Company believes in an incentive compensation system that applies to all employees, including management, based upon the fundamental philosophies of rewarding performance, aligning with Share Owners’ interests by directly linking compensation to financial performance, and talent retention and strengthening collaboration. For management, the system includes three components: a base salary, performance-based cash compensation, and performance-based stock incentive compensation. The incentive components are pegged to attainment of economic profit, which includes a cost of capital component, and subsequent to fiscal year 2016, the stock compensation incentive also includes a sales growth component, both as compared to specific goals.

Summary Compensation Table
The Summary Compensation Table appearing below sets forth information regarding the compensation paid and/or awarded to our chairman of the Board and chief executive officer, chief financial officer, and the three other most highly compensated executive officers, for or during the years ended June 30, 2019, 2018, and 2017. These officers are referred to herein as our “named executive officers,” or “NEOs.”
The Summary Compensation Table appearing below contains values calculated and disclosed according to SEC reporting requirements. The “Stock Awards” column reflects awards with a grant date during each fiscal year. No awards were granted in fiscal year 2017 as the Company changed its timing of granting awards from the fourth quarter of the previous fiscal year to the first quarter of the fiscal year in which the service period begins to align the granting of the shares earned in the prior fiscal year with the stock awards for the current fiscal year.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($) (1)	($) (2)	($) (3)	($)
Donald D. Charron	2019	$695,770	$1,317,125	$292,223	$33,143	$2,338,261
Chairman of the Board and Chief Executive Officer	2018	$678,800	$1,360,623	$461,584	$40,406	$2,541,413
	2017	$662,264	$—	$443,717	$40,382	$1,146,363
John H. Kahle	2019	$397,800	$335,757	$167,076	$45,268	$945,901
Vice President, General Counsel, Chief Compliance Officer, Secretary	2018	$397,800	$490,477	$270,504	$46,747	$1,205,528
	2017	$397,800	$—	$266,526	$41,784	$706,110
Steven T. Korn	2019	$316,813	$264,279	$133,061	$26,274	$740,427
Vice President, North American Operations	2018	$309,234	$283,522	$210,279	$16,440	$819,475
	2017	$301,075	$—	$201,720	$15,259	$518,054
Michael K. Sergesketter	2019	$314,683	$259,327	$132,167	$41,277	$747,454
Vice President, Chief Financial Officer	2018	$305,693	$273,548	$207,871	$31,332	$818,444
	2017	$292,104	$—	$195,710	$22,670	$510,484
Christopher J. Thyen	2019	$296,317	$247,638	$124,453	$32,624	$701,032
Vice President, New Platforms	2018	$289,228	$266,997	$196,675	$24,686	$777,586
	2017	$278,768	$—	$186,775	$31,266	$496,809

(1)	Stock awards consist of performance shares:

•
The compensation reported in the above table represents targeted performance share compensation for each of our NEOs, which does not reflect compensation actually received or earned by the NEOs in the respective years. The amounts included above represent the value at the grant date based upon the probable outcome of the performance conditions, which is estimated based on a payout at the target (Tier 4) level and sales growth attainment or 100% of the maximum award opportunity for Long-Term Performance Shares (“LTPS”).

•
The performance shares awarded that will be reported for fiscal year 2020 as valued on the August 19, 2019 grant date based upon the probable outcome of the performance conditions were for Mr. Charron $766,814, for Mr. Kahle $128,503, for Mr. Korn $155,038, for Mr. Sergesketter $153,901, and for Mr. Thyen $145,008.

•
In June 2017, the Company changed its award timing policy to award performance shares in August to align the granting of the shares earned in the prior fiscal year with the stock awards for the new fiscal year. The prior policy awarded performance shares in June. This transition eliminated the amounts reported in the “Stock Awards” column for 2017 as these awards are reported as fiscal year 2018 awards. The grant date fair value of the maximum number of performance shares awarded in June 2016 that could have been earned in fiscal year 2017 was $811,466 for Mr. Charron, $403,307 for Mr. Kahle, $169,994 for Mr. Korn, $163,886 for Mr. Sergesketter, and $161,654 for Mr. Thyen.

•
The assumptions used to calculate the grant date fair values are set forth in Note 10 - Stock Compensation Plans to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

(2)
Amounts consist of cash incentive compensation earned for services rendered in the applicable fiscal year. The amounts are paid in five installments over the succeeding fiscal year, pursuant to the Incentive Bonus Plan, with 50% payable in August and 12.5% payable in each of the following months of September, January, April, and June.

(3)
Includes benefits received by the NEOs from executive financial services programs, supplemental medical reimbursement, the value of the services and related benefits provided pursuant to the Executive Preventive Healthcare Program, Company contributions earned for the Retirement Plans and SERP plans, and de minimus Christmas bonus and life insurance premiums paid by the Company. SERP and Retirement Plan Company contribution amounts earned for fiscal year 2019 and paid in fiscal year 2020 for Messrs. Charron, Kahle, Korn, Sergesketter, and Thyen were $29,640, $16,946, $13,496, $13,405, and $12,623, respectively.

See the “Compensation Discussion and Analysis” section in this Proxy Statement for further information about the material terms of the NEOs’ compensation plans.

Grants of Plan-Based Awards in Fiscal Year 2019

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards (3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)
Donald D. Charron
Incentive Bonus Plan		$—	$278,308	$695,770
LTPS(4)	08/20/18				—	65,692	65,692	$1,317,125
John H. Kahle
Incentive Bonus Plan		$—	$159,120	$397,800
LTPS(4)	08/20/18				—	16,746	16,746	$335,757
Steven T. Korn
Incentive Bonus Plan		$—	$126,725	$316,813
LTPS(4)	08/20/18				—	13,181	13,181	$264,279
Michael K. Sergesketter
Incentive Bonus Plan		$—	$125,873	$314,683
LTPS(4)	08/20/18				—	12,934	12,934	$259,327
Christopher J. Thyen
Incentive Bonus Plan		$—	$118,527	$296,317
LTPS(4)	08/20/18				—	12,351	12,351	$247,638

(1)
Represents potential cash incentive payments under the Incentive Bonus Plan with respect to fiscal year 2019 performance. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level (40%) of base salary. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts under the Incentive Bonus Plan for fiscal year 2019 performance. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Annual Cash Compensation — Cash Incentive Compensation” for additional information regarding the terms of the Incentive Bonus Plan.

(2)
Represents LTPS awards issued pursuant to the 2014 Stock Option and Incentive Plan. The awards do not contain minimum thresholds. The target amount is determined based on a payout at the Tier 4 level and sales growth attainment which is 100% of the maximum award opportunity. See “Compensation Discussion and Analysis — Components of Compensation — Compensation Decisions — Stock Compensation — Performance Shares” for additional information regarding the terms of performance share awards.

(3)
Amounts represent the grant date fair value of the target number of performance shares granted calculated using the closing price of the Company’s Common Stock of $20.05 as reported by NASDAQ on the grant date of August 20, 2018.

(4)
LTPS awards represent the tranches of performance shares awarded during fiscal years 2014, 2016, 2018 and 2019, which could be earned for the fiscal year 2019 performance period. Based on fiscal year 2019 performance, each of the NEO’s earned the maximum amount of shares awarded for fiscal year 2019.

Outstanding Equity Awards at Fiscal Year End 2019

	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)(1)	($)(2)
Donald D. Charron	114,470	$1,858,993
John H. Kahle	25,000	$406,000
Steven T. Korn	23,039	$374,153
Michael K. Sergesketter	22,699	$368,632
Christopher J. Thyen	21,572	$350,329
(1) Unearned and unvested equity incentive plan awards consist of the following:

	Stock Award and Initial Grant Date
Name	LTPS 8/20/2018	LTPS 8/21/2017	LTPS 6/29/2016	LTPS 6/26/2014
Donald D. Charron
Shares (#)	48,342	33,101	26,431	6,596
Vesting Date(s)	(a)	(b)	8/19/2019	8/19/2019
John H. Kahle
Shares (#)	8,153	5,637	4,614	6,596
Vesting Date(s)	(a)	(b)	8/19/2019	8/19/2019
Steven T. Korn
Shares (#)	9,819	6,623	5,278	1,319
Vesting Date(s)	(a)	(b)	8/19/2019	8/19/2019
Michael K. Sergesketter
Shares (#)	9,743	6,540	5,097	1,319
Vesting Date(s)	(a)	(b)	8/19/2019	8/19/2019
Christopher J. Thyen
Shares (#)	9,184	6,195	4,874	1,319
Vesting Date(s)	(a)	(b)	8/19/2019	8/19/2019

(a)	Three remaining annual vesting dates beginning 8/19/2019

(b)	Two remaining annual vesting dates beginning 8/19/2019
LTPS awards represent the number of shares available for issuance pursuant to performance share awards assuming the targeted performance. At the targeted performance level, 100% of the shares eligible to be received under the LTPS award would be issued. The initial grant date shown is the grant date of the initial annual tranche of the award. The 8/20/2018, 8/21/2017, and 6/29/2016, LTPS awards are three-year awards and the 6/29/2014 LTPS awards are five-year awards. The remaining tranches for each LTPS award listed above will have grant dates occurring annually at the beginning of each performance period at approximately the same date each year.
(2) Calculated using the $16.24 closing price of KE Common Stock as reported by NASDAQ on June 30, 2019.

Option Exercises and Stock Vested in Fiscal Year 2019

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Name
Donald D. Charron	74,351	$1,475,789
John H. Kahle	26,802	$531,992
Steven T. Korn	15,493	$307,520
Michael K. Sergesketter	14,948	$296,702
Christopher J. Thyen	14,590	$289,596

(1)
Shares acquired upon vesting during fiscal year 2019 include tranches of prior years LTPS awards granted on August 21, 2017 and issued on August 20, 2018. Shares have not been reduced by the following shares withheld to satisfy tax withholding obligations: Mr. Charron 27,700 shares; Mr. Kahle 7,660 shares; Mr. Korn 4,428 shares; Mr. Sergesketter 4,273 shares; and Mr. Thyen 4,170 shares.

(2)
The value realized is calculated by multiplying the average of the high and low price of our Common Stock as reported by NASDAQ on the August 20, 2018 vesting date of $19.85 by the number of shares that vested.

Nonqualified Deferred Compensation in Fiscal Year 2019

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Donald D. Charron	$—	$25,431	$75,563	$—	$3,243,597
John H. Kahle	$66,850	$11,686	$69,340	$—	$1,804,761
Steven T. Korn	$31,636	$7,084	$21,725	$—	$730,229
Michael K. Sergesketter	$—	$6,798	$15,310	$—	$692,929
Christopher J. Thyen	$83,843	$6,036	$48,420	$—	$1,401,911

(1)	These amounts are included in the fiscal year 2019 amounts in the “Salary” column of the Summary Compensation Table.

(2)	Represents Company contributions paid in September 2018, which are included in the fiscal year 2018 amounts in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Earnings do not represent above-market or preferential rates and are not included in the Summary Compensation Table for fiscal year 2019 or prior years.

(4)
The Aggregate Balance is the balance in the NEO’s SERP account as of June 30, 2019. The balance includes executive contributions in fiscal year 2019 and prior fiscal years, which are included in the “Salary” column of the Summary Compensation Table. The balance also includes Company contributions in fiscal year 2019 and prior fiscal years, which are included in the “All Other Compensation” column of the Summary Compensation Table.

Activity disclosed in the table above relates solely to the Company’s SERP which is its only nonqualified deferred compensation arrangement for executive officers. See the “Components of Compensation — Other Compensation and Employee Benefits — Nonqualified Deferred Compensation” section of the Compensation Discussion and Analysis for further information about the material terms of the SERP.

Employment Agreements with NEOs and Potential Payments Upon Termination or Change-In-Control
Your Company has outstanding Employment Agreements with Messrs. Charron, Kahle, Korn, Sergesketter, and Thyen, which remained effective on June 30, 2019. Each of the Employment Agreements with our executive officers is in the same form. Pursuant to the Employment Agreements, if the executive’s employment is terminated by the Company without Cause (as defined below) or by the executive for Good Reason (as defined below), the Company will provide compensation and benefits to the executive as follows:

(i)	base salary through the date of termination of employment;

(ii)
(a) unless the executive’s termination occurs during the one-year period before a Change in Control (as defined below) of the Company or during the two-year period following a Change in Control, severance pay equal to the sum of the executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the executive’s target cash incentive for the period in which the last day of employment occurs or the executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits; or

(b) if the executive’s termination occurs during the one-year period preceding a Change in Control or the two-year period following a Change in Control, severance pay equal to two times the amount determined in (ii)(a) above;

(iii)	reimbursement for up to $25,000 of the costs of outplacement services during the first twelve months following the termination date;

(iv)	Service-Based Incentive Plan Rights. As of the Termination Date,
(a) Executive’s Options and related Stock Appreciation Rights awarded under the 2014 Stock Option and Incentive Plan will become fully vested and exercisable; and
(b) The restricted period will end for executive’s Restricted Shares awarded under the Equity Plan; as soon as practicable within sixty (60) days following the termination date, the Company will make a single payment to executive, equal to the aggregate value of all benefits under the plans identified in this subsection (iv), in the form of cash, shares, or a combination of cash and shares, as determined by the compensation committee of the Board of Directors, in its sole discretion. That single payment will constitute payment in full and complete satisfaction of executive’s rights and benefits under all of executive’s award agreements and the applicable plans.

(v)	Performance-Based Incentive Plan Rights.
(a) After the termination date, executive will continue to have the same rights to the Performance Shares or Performance Units awarded under the 2014 Stock Option and Incentive Plan to the same extent as immediately before the termination date. Executive will become vested in and receive payment of benefits under the plan in the same amounts and at the same times as if executive had continued in active employment through the end of the applicable performance periods and vesting dates.
(b) After the termination date, the Company will pay the executive any unpaid bonus amounts under the Profit Sharing Incentive Bonus Plan, or any subsequent replacement plan, due for the fiscal year immediately preceding the termination date and a prorated amount of the bonus for bonus period in which the termination date occurs. The prorated bonus payment will be in an amount equal to the product of (i) the bonus otherwise payable for the bonus period and (ii) a fraction, the numerator of which is the number of days from the first day of the bonus period to the last day of employment, and the denominator of which is the number of days in the bonus period. Executive will receive payments under the plan at the same times as if the executive had continued in active employment through the end of the applicable performance periods.

(vi)	payment of all SERP benefit amounts, which will become fully vested.
“Cause” means a determination, by at least three-quarters of the members of the Board, that one or more of the following has occurred:

•
the executive’s willful and continued failure to perform substantially the duties of executive’s position or to follow lawful instructions of a senior executive or the Board that continues for five days after the executive receives written notice identifying such failure;

•	the executive’s conviction of a felony or of another crime that reflects adversely on the Company;

•	the executive’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

•	the executive’s material breach of his obligations under the employment agreement.

“Good reason” means one or more of the following has occurred:

•	a material adverse change in the nature or scope of the executive’s responsibilities;

•	a reduction in the executive’s salary rate or target cash incentive amount;

•	a reduction of 5% or more in the aggregate benefits provided to the executive and his dependents under the Company’s employee benefit plans;

•	a significant diminution in the executive’s position, authority, duties, or responsibilities;

•	a relocation of the executive’s principal site of employment to a location more than fifty (50) miles from the principal site of employment; or

•	failure by the Company to obtain an assumption agreement regarding the executive’s employment agreement from any successor of the Company.
In the event of termination of employment for a reason other than by the Company for Cause or by the executive for Good Reason, the executive will receive his base salary through the date of termination and will be entitled to any benefits under the regular terms of the welfare, retirement, Incentive Bonus, SERP, and equity and incentive plans.
“Change in Control” generally means the consummation of any of the following:

•
the acquisition, by any one person or more than one person acting as a group, of ownership interests representing more than 50% of the total fair market value or of the total voting power of all ownership interests (the “Majority Ownership”) of the Company, any affiliate of the Company that employs the executive, any entity that has a Majority Ownership of either the Company or such affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of the Company or such affiliate (each, a “Relevant Company”) through merger, consolidation, or stock transfer;

•
the acquisition during any 12-month period, by any one person or more than one person acting as a group, of ownership interests in a Relevant Company possessing 35% or more of the total voting power of all ownership interests in the Relevant Company;

•
the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a group, of 40% or more of the total gross fair market value of the assets of a Relevant Company; or

•
the replacement of a majority of members of the Board during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a Relevant Entity within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and its interpretive regulations does not constitute a “Change in Control.”
Upon a Change in Control of the Company, the Company will pay to the executives an amount in cash, shares, or a combination thereof at the Company’s discretion equal to the value at the effective date of the Change in Control of all options, stock appreciation rights, restricted stock, performance shares, performance units, and Incentive Bonus Plan payments, all of which will become fully vested. In addition, the executive will become fully vested in the SERP and will receive all benefit amounts under that plan. Further, upon a Change in Control, as an incentive for the executive to remain available to assist with transition matters, the Company will offer the executive a retention bonus equal to 40% of the executive’s annual salary, payable in two equal installments, the first after three months following the Change in Control and the second after an additional three months, in each case as long as the executive remains an employee during such time (or if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason).
The Employment Agreements also provide that in the event the executive incurs any gross income inclusion, interest or additional tax pursuant to Section 409A of the Internal Revenue Code on any payments from the Company, then the Company will make a supplemental payment to the executive in an amount sufficient to pay the resulting tax liability as well as the tax liability on the supplemental payment. In addition, under the Employment Agreements, if any of the Company’s payments to the executive are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to reimbursement for the amount of the excise tax (plus interest and penalties). The Committee may, however, decide to reduce or eliminate that reimbursement or to reduce the executive’s compensation to the extent necessary to avoid Section 4999 taxation, if the aggregate compensation payable because of a Change in Control would exceed 5% of the net proceeds of the transaction.
In addition, the Employment Agreements impose non-competition and non-solicitation obligations on the executives during the term of their employment and for a period of 12 months (or a shorter period not less than 6 months, for an executive employed for fewer than 12 months) following termination of employment for any reason.

The table below reflects the amount of compensation payable to each of the NEOs in the event of termination of such NEO’s employment or, in certain circumstances described above, upon the consummation of a Change in Control. The amounts shown assume that such termination was effective as of June 30, 2019, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s separation from the Company and could therefore be more or less than the amounts set forth below.

Name	Change in Control	Without Cause or with Good Reason	Death or Disability	Other Termination(5)
Donald D. Charron
Lump Sum(1)	$2,891,514	$1,189,348	$—	$—
Accelerated Benefits(2)	$2,151,216	$2,151,216	$1,359,051	$—
Retention Bonus(3)	$283,901	$—	$—	$—
SERP(4)	$3,243,597	$3,243,597	$3,243,597	$3,243,597
TOTAL	$8,570,228	$6,584,161	$4,602,648	$3,243,597
John H. Kahle
Lump Sum(1)	$1,577,422	$712,923	$—	$—
Accelerated Benefits(2)	$573,076	$573,076	$439,034	$439,034
Retention Bonus(3)	$159,120	$—	$—	$—
SERP(4)	$1,804,761	$1,804,761	$1,804,761	$1,804,761
TOTAL	$4,114,379	$3,090,760	$2,243,795	$2,243,795
Steven T. Korn
Lump Sum(1)	$1,337,025	$585,287	$—	$—
Accelerated Benefits(2)	$507,215	$507,215	$347,129	$—
Retention Bonus(3)	$129,272	$—	$—	$—
SERP(4)	$730,229	$730,229	$730,229	$730,229
TOTAL	$2,703,741	$1,822,731	$1,077,358	$730,229
Michael K. Sergesketter
Lump Sum(1)	$1,331,165	$581,268	$—	$—
Accelerated Benefits(2)	$500,799	$500,799	$342,210	$—
Retention Bonus(3)	$128,906	$—	$—	$—
SERP(4)	$692,929	$692,929	$692,929	$692,929
TOTAL	$2,653,799	$1,774,996	$1,035,139	$692,929
Christopher J. Thyen
Lump Sum(1)	$1,262,201	$551,993	$—	$—
Accelerated Benefits(2)	$474,782	$474,782	$325,047	$—
Retention Bonus(3)	$120,909	$—		$—
SERP(4)	$1,401,911	$1,401,911	$1,401,911	$1,401,911
TOTAL	$3,259,803	$2,428,686	$1,726,958	$1,401,911

(1)
Payment is calculated based on executive’s annual base salary as of June 30, 2019 plus cash incentive compensation at the target level. The amounts include severance, benefits allowance, outplacement reimbursement, and, for a termination upon a Change in Control, the amount estimated to be payable to the NEO for reimbursement of the federal excise tax on excess parachute payments (Section 4999 of the Internal Revenue Code). This excise tax is payable if the value of certain payments that are contingent upon a Change in Control, referred to as parachute payments, exceeds a safe harbor amount. The computation of the excise tax is complex and is subject to various questions of interpretation. The amount of reimbursement included for excise tax reflects the Company’s best estimate at this time. In addition, there is estimated to be no tax liability pursuant to Section 409A of the Internal Revenue Code and accordingly no amounts are included for reimbursement of this tax.

(2)
Represents the value of unvested LTPS awards, the vesting of which would accelerate as a result of the specified event of termination. LTPS awards are valued by multiplying $16.24, the closing price of the Company’s Common Stock as reported by NASDAQ on June 30, 2019, by the number of unvested shares that would vest upon the specified event of termination. The amount also includes the accrued but unpaid cash incentive compensation due under the Incentive Bonus Plan for fiscal year 2019. These amounts will be paid in a lump sum upon the specified event of termination.

(3)	Amount payable in two installments: 50% — 3 months after a Change in Control; and 50% — 6 months after a Change in Control.

(4)
Represents the fully vested SERP balance reflected in the Nonqualified Deferred Compensation Table included in this Proxy Statement, as each NEO has more than five years of service with the Company. This amount will be paid in a lump sum after a Change in Control, termination without Cause or with Good Reason, or death. In the case of disability or voluntary termination, the amount will be paid pursuant to the election of the NEO.

(5)
Includes termination by the Company for Cause and voluntary resignation by the NEO, including retirement prior to attaining the minimum retirement age of 62 in the U.S. In the event of a termination of Mr. Kahle by the Company for cause, he would receive no accelerated benefits. If Mr. Kahle leaves the Company voluntarily, his departure would be considered a retirement and he would receive the indicated accelerated benefits.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary, health benefits, and distribution of account balances under the Retirement Plan.
CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This pay ratio is a reasonable estimate calculated based on the SEC rules and our payroll and employment records using the methodology described below. In calculating the pay ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
As of June 30, 2019, we employed approximately 6,320 employees worldwide that meet the definition of employee under Item 402(u), other than our CEO. As permitted by SEC rules, we excluded employees of our GES facilities which were acquired during fiscal year 2019 and excluded approximately 400 employees. Therefore, an aggregate employee population of approximately 5,920 was considered (the “considered population”) in determining our median employee.
We determined our median employee by reviewing the annualized base salaries as of June 30, 2019 of our considered population, which excludes our CEO, plus their target incentive compensation for the fiscal year ended June 30, 2019. For employees located outside the U.S., their compensation was converted to U.S. dollars using the spot exchange rate as of June 30, 2019. The median employee was determined to be a production operator located outside the U.S. The total compensation of the median employee for fiscal year 2019, which was determined using the same methodology as used to determine our CEO total compensation in the Summary Compensation table, was $13,598. The average foreign exchange rate for fiscal year 2019 was used to convert the median employee’s actual fiscal year 2019 compensation into U.S. dollars.
The total compensation of our CEO was $2,338,261 for fiscal year 2019, as set forth in the Summary Compensation Table. The ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal year 2019 was 172:1.
The CEO Pay Ratio was based on the fiscal year 2019 total compensation of our median employee, determined in the same manner and using the same methodology used to determine the “Total Compensation” shown for our CEO in the Summary Compensation Table. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.
To set some context for the above CEO pay ratio, as a large global manufacturing company, the nature of our operations relies significantly on employees outside the United States. Of the 5,920 employees included in our analysis, more than 75% are located outside the United States. The compensation elements and pay levels of our employees differ from country to country based on market trends as well as fluctuations in currency exchange rates. We regularly conduct competitive market pay analysis in all of our countries we operate in to ensure we are competitive with local market practices.

EQUITY COMPENSATION PLANS INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of June 30, 2019.

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans
Approved by Share Owners (1)	447,260	—	3,260,385
Not approved by Share Owners (2)	64,124	—	935,876
Total	511,384	—	4,196,261

(1)
Consists of performance share awards under the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan. The number of performance shares assumes the maximum number of shares which the participant is eligible to receive if applicable profitability levels are achieved.

(2)
Consists of phantom stock units granted to non-employee directors under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan (the “Deferral Plan”), which are participating securities and are payable in common stock upon a director’s retirement or termination from the Board or death. The Deferral Plan is a nonqualified plan approved by the Board of Directors on October 20, 2016, which allows non-employee directors to defer all, or a portion of, their retainer fees in stock until retirement or termination from the Board or death. The Deferral Plan allows for issuance of up to 1.0 million shares of the Company’s common stock.

(3)	There is no exercise price for performance share awards or phantom stock units.

PROPOSAL TO APPROVE, IN A NON-BINDING, ADVISORY VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are asking the owners of our Common Stock to approve the compensation paid to our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. This proposal, commonly known as a say on pay proposal, gives our Share Owners the opportunity to express their views on our executive compensation.
The goals of our compensation programs are to create long-term Share Owner value by rewarding executive performance, to retain our executives by using key elements of compensation that provide substantial opportunity for financial rewards in comparison to other professional opportunities, and to align the interests of our executives with our Share Owners by linking compensation to financial performance. We compensate our executive officers using a combination of salary, performance-based cash incentive compensation, and performance share awards. Our compensation programs are designed to align our executives’ contributions to ultimately achieve our goal of maximizing Share Owner value. We believe that our executive compensation programs accomplish this goal.
The Compensation Discussion and Analysis in this Proxy Statement describes our executive compensation program and the decisions made by the Compensation and Governance Committee for fiscal year 2019 in more detail.
We are asking our Share Owners to indicate their support for our NEOs’ compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we recommend that our Share Owners vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that Share Owners of the Company’s Common Stock approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Share Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
As an advisory vote, this proposal will not be binding upon us or our Board of Directors or Compensation and Governance Committee. However, we expect that the Compensation and Governance Committee, which is responsible for designing and administering your Company’s executive compensation program, will consider the outcome of the vote when making future compensation decisions for our NEOs.
The Board of Directors recommends that Share Owners vote “FOR” the advisory proposal approving the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL TO APPROVE THE COMPANY’S 2014 STOCK OPTION AND INCENTIVE PLAN
Preface
The Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan (for the purposes of this section, the “Plan”) was adopted and approved by the Company’s former parent, Kimball International, Inc. in October 2014. Section 162(m) of the Internal Revenue Code requires performance measures to be re-approved by Share Owners every five years in order for the payments to qualify as performance-based compensation. On September 5, 2019, the Board of Directors of your Company, upon the recommendation of the Compensation and Governance Committee, directed that the Plan be submitted to the Share Owners for consideration at the Annual Meeting. There have been no changes to the Plan since its approval in 2014.
Background
Your Board of Directors believes that the long-term success of the Company depends in part on its ability to recruit and retain outstanding individuals as employees and to furnish maximum incentive to these employees to improve operations and increase profits by providing such individuals with the opportunity to acquire shares of your Company (the “Common Stock”) or to receive monetary payments based on the value of our Common Stock. Your Board also believes it is important to align the personal interests of officers and key employees to the common interests of Share Owners through a stock incentive program.
The Plan provides for the broadest variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority permits the Company to keep pace with changing developments in management compensation and makes the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan allows the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations, and other rules regarding benefit plans. The Plan grants the Committee (as defined below) discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.
The following summary of the Plan is qualified by and subject to the more complete information set forth in the Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Shares Available
The Plan makes available for awards 4,500,000 shares of Common Stock. All of the 4,500,000 shares may, but need not, be issued pursuant to the Plan. The maximum number of shares which may be granted under the Plan to any one participant during any year is 400,000 shares. If there is a lapse, expiration, termination, forfeiture, or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan. Additionally, shares that are withheld by the Company in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the Plan. Shares issued under the Plan may be from authorized but unissued shares or from treasury shares. As of June 30, 2019, 3,260,385 shares of Common Stock remain available for issuance under the Plan. The closing price of the Company’s Common Stock on that date was $16.24.
Administration
The Plan provides for administration by a committee (the “Committee”) of the Board, whose members must meet certain legal qualifications. The Compensation and Governance Committee of the Board currently acts as the Committee under the Plan. Unless specifically limited by the Plan, the Committee will have complete authority to administer the Plan, including making grants, selecting recipients, setting grant terms, establishing administrative rules and procedures, interpreting the plan, and making any other determinations deemed necessary or advisable to properly administer the Plan.
Eligibility of Participation
Employees, Directors, or consultants of the Company or any of its subsidiaries are eligible to participate in the Plan. The selection of participants is within the discretion of the Committee. The Committee will select participants who, in the opinion of the Committee, have a capacity for contributing in a substantial measure to the performance of the Company or its subsidiaries. At this time, the approximate number of persons who participate in the Plan is 60.
Types of Awards
The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) performance shares or performance units; (4) restricted shares or deferred share units; (5) unrestricted shares and (6) exchange rights. Awards may be granted singly or in combination as determined by the Committee.

Stock Options.  A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant awards in the form of options (either incentive or non-qualified stock options) to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the Plan may be exercised more than ten (10) years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options in any calendar year, under all plans of the Company and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. Subject to anti-dilution adjustments, the maximum aggregate number of shares that may be granted to participants pursuant to incentive stock options is 4,500,000 shares. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted.
To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, delivery of a certificate of ownership in which the participant certifies ownership of shares owned by the participant for at least six months, or other appropriate means determined by the Committee.
Stock options granted under the Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, or plan, if a participant’s continuous service with the Company or a subsidiary is terminated by the Company for any reason whatsoever, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death or disability, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the one-year period immediately succeeding such participant’s cessation of continuous service by reason of death or disability, and in no event after the applicable expiration date of the options. In the event of the participant’s retirement, all of the participant’s outstanding options will vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of retirement, and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.
Stock Appreciation Rights (SARs).  The Plan authorizes the Committee to grant a SAR in tandem with a stock option. A SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises may be paid in cash or shares, as determined by the Committee.
A SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option, any related SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.
Performance Shares and Performance Units.  The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including economic profit, net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, earnings before interest, taxes, depreciation and amortization, and total return to Share Owners) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a Participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.
Restricted Shares/Deferred Share Units.  The Committee may grant awards of restricted shares, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Company, but the grantee generally would have all the rights of a Share Owner, including the right to vote the shares and the right to receive all dividends thereon.
While restricted shares would be subject to forfeiture provisions and transfer restrictions for a period of time, the Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted shares prior to the expiration of the restricted period. If the grantee ceases to be employed by the Company for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted shares will be returned to the Company. In the event of death, disability or retirement prior to the expiration of the forfeiture provisions and transfer restrictions, the restricted shares will become fully vested.

Deferred share units entitle the participant to a payment in cash, Common Stock, or a combination of the two, based on the number of deferred share units payable, multiplied by (i) the fair market value of a share of Common Stock at the time of vesting, plus (ii) credit for dividends paid between the granting and vesting date. Deferred share units may be subject to the same terms and restrictions as a restricted stock award, in the discretion of the Committee.
Unrestricted Shares.  The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Committee determines to be appropriate.
Other Terms of Awards
The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan.
Amendment
The Board of Directors reserves the right to amend, modify, suspend, or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.
Adjustments
The Plan contains provisions for equitable adjustment of awards by the Committee in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or issuance of shares by the Company without new consideration. The Committee’s determination with respect to any adjustment will be conclusive.
Termination
The Board of Directors may terminate the Plan at any time. No award may be granted under the Plan after ten (10) years from the effective date of the Plan.
Repricing of Options
Except as permitted under the Plan in connection with a change in capitalization or reorganization, no outstanding options may be amended to reduce the exercise price without the prior approval of the Company’s Share Owners.
Income Tax Consequences
The Company generally will be entitled to a tax deduction for awards under the Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Internal Revenue Code sets a limit of $1 million on the amount the Company can deduct for compensation paid to our “covered employees.” Historically, compensation meeting the requirements of “qualified performance-based compensation” under Section 162(m) did not count toward the $1 million limit. However, the Tax Cuts and Jobs Act (“Tax Reform”), which was enacted on December 22, 2017, made a number of changes to Section 162(m) including the repeal of the “qualified performance-based compensation” exemption, subject to certain transition rules. Tax Reform also expanded the definition of “covered employees” by including both the chief financial officer and certain former named executive officers as “covered employees.” Our general philosophy has been to attempt to qualify compensation for tax deductibility under Section 162(m) of the Internal Revenue Service Code, wherever we deem appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Historically, treatment as “qualified performance-based compensation” has been sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives. However, due to uncertainties regarding the scope of relief under Tax Reform, there can be no guarantee that any compensation paid to our “covered employees” in excess of $1 million will be or remain exempt from Section 162(m).
Other Information
The Plan will be approved and affirmed if the number of shares of Common Stock voted in favor of the proposal represents a majority of the shares cast at the meeting.
The Board of Directors recommends a vote “FOR” approval and affirmation of the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan.

PROPOSAL TO APPROVE THE COMPANY’S 2019 PROFIT SHARING INCENTIVE BONUS PLAN
Background.  Your Board believes that the long-term success of your Company depends, in part, on its ability to recruit and retain outstanding individuals as employees and to furnish these employees maximum incentive to improve operations and increase profits. Your Board also believes it is important to align compensation of officers and employees with the interests of Share Owners. In accordance with this belief, your Board, upon recommendation of the Compensation and Governance Committee (“Committee”) of the Board (comprised of independent outside directors within the meaning of Section 162(m) of the Internal Revenue Code), has unanimously adopted and recommends for Share Owner approval, the Kimball Electronics, Inc. 2019 Profit Sharing Incentive Bonus Plan (the “Plan”). See Appendix C to this Proxy Statement for a description of the Plan.
The Company’s former parent, Kimball International, Inc., approved the Plan on October 3, 2014. Two amendments were made to the Plan to provide for a CEO-only bonus category and local bonus payment requirements pertaining to the Company’s global operations.
The Plan includes profit determinations at two levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); and (2) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”). All executive officers and other eligible employees participate at the Worldwide or Business Unit level, or a combination thereof.
Share Owner approval of the Plan is now sought to qualify the awards under the Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a deduction for certain compensation paid in excess of $1 million to “covered employees.” Historically, compensation meeting the requirements of “qualified performance-based compensation” under Section 162(m) did not count toward the $1 million limit. However, Tax Reform made a number of changes to Section 162(m) including the repeal of the “qualified performance-based compensation” exemption, subject to certain transition rules. Our general philosophy has been to attempt to qualify compensation for tax deductibility under Section 162(m) of the Internal Revenue Service Code, wherever we deem appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Historically, treatment as “qualified performance-based compensation” has been sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives. However, due to uncertainties regarding the scope of relief under Tax Reform, there can be no guarantee that any compensation paid to our “covered employees” in excess of $1 million will be or remain exempt from Section 162(m).
Goal.  The goal of the Plan is to link an employee’s compensation with the long-term financial success of the Company. The intent is to encourage participants to think, act, and be rewarded like owners, and to seek out and undertake initiatives that continuously improve the long-term performance of the Company.
Eligibility.  Executive officers and substantially all full-time salaried employees of the Company, except those covered under commission compensation programs, are eligible to participate in the Plan (“Participants”).
Bonus Criteria.  The Plan measures profitability in terms of “economic profit”, generally equal to net income less the cost of capital. New capital expenditures are not included in computing the cost of capital for an appropriate period of time to encourage needed capital investments. The Committee must approve the profitability tiers (“Targets”) within the first 25% of the period of service to which the Targets relate, but not later than 90 days after the commencement of that period (“Relevant Time Period”). The Committee, within the Relevant Time Period, may make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. If other adjustments are necessary beyond the Relevant Time Period, the NEOs will not be eligible to receive any bonus resulting from such adjustments.
Bonus Amounts.  The Plan establishes potential bonus amounts as a range of percentages of the Participant’s salary, with the bonus percentage increasing with higher levels of profitability. The Plan also establishes different bonus percentage ranges across several Participant categories, setting higher bonus-percentage ranges for Participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company’s profitability. The CEO’s payout will be ten percentage points higher than the other executive officers in the Worldwide Plan with a cap of 110 percent. Other than the CEO, at the highest responsibility levels, Participants may earn bonuses of up to 100 percent of base salary. The Plan is designed so that Participants will achieve maximum bonuses only if the Company achieves economic profitability near the top quartile of leading public companies and/or its competitors. A Participant’s total bonus under the Plan may not exceed $1 million for any fiscal year. Awards under the Plan will be determined based on actual future performance. Therefore, the amounts that will be paid pursuant to the Plan in future years are not currently determinable.

The amounts payable pursuant to the Plan (prior to its amendment and restatement) relating to performance in the fiscal year ended June 30, 2019, for the following individuals and groups were as follows:

Name and Position	Amount of Fiscal Year 2019 Award
Donald D. Charron Chairman of the Board, Chief Executive Officer	$292,223
John H. Kahle Vice President, General Counsel, Chief Compliance Officer, Secretary	$167,076
Steven T. Korn Vice President, North American Operations	$133,061
Michael K. Sergesketter Vice President, Chief Financial Officer	$132,167
Christopher J. Thyen Vice President, New Platforms	$124,453
All Current Executive Officers	$1,135,999
Non-Executive Director Group	None
Non-Executive Officer Employee Group	$5,655,526
Administration.  For a particular fiscal year, the Committee must approve the Targets, profit-computation adjustments, and any other conditions at the worldwide profitability level within the Relevant Time Period. Company management will determine the comparable features for each Business Unit profitability level. At the end of each fiscal year, but before Plan bonuses may be paid, the Committee must certify in writing that Targets and other conditions have been satisfied. The Committee does not have the discretion to increase the amount of any bonus for the NEOs. The Board may amend or terminate the Plan effective for future fiscal years. The Board will not, however, amend the Plan without Share Owner approval if such approval is required to comply with Section 162(m) of the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements.
Bonus Payments.  If a Participant’s bonus for the fiscal year does not exceed $2,000, the bonus will be paid in a single sum during the following August. Bonuses exceeding that amount will be paid during the following fiscal year in five cash installments — 50% in the following August and 12.5% in each of the following September, January, April, and June, unless local legal requirements pertaining to the Company’s global operations dictate otherwise.  If a Participant’s employment is terminated before a scheduled payment date, the former employee will not be entitled to receive that bonus payment or any subsequent bonus payment, unless the Participant’s termination was caused by retirement after attaining the country-specific retirement age (62 in the United States), death, or permanent disability, in which case, that Participant (or beneficiary, in the event of the participant’s death) will be entitled to receive all bonus payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2½ months after the end of the Company’s fiscal year in which the Participant’s termination occurs.
The Board of Directors recommends a vote “FOR” approval of the Plan, as amended and restated.

PROPOSAL TO APPROVE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR ELIMINATION OF A SUPERMAJORITY VOTING REQUIREMENT FOR THE ARTICLES OF INCORPORATION AMENDMENT UNDER CERTAIN CIRCUMSTANCES

Background. The Company’s Board of Directors is committed to good corporate governance. The Compensation and Governance Committee of the Board periodically reviews the Company’s overall governance structure and makes recommendations on particular governance issues or practices as warranted.
The Committee and Board have carefully reviewed and considered the merits, rationales, and numerous arguments for and against supermajority voting requirements for any changes in the Company’s Articles of Incorporation (“Articles”).
Based upon that review and full and due consideration, the Board, based upon the recommendation of the Compensation and Governance Committee, has concluded that the following modifications to the Company’s Articles are most appropriate for the Company and in the best interests of our Share Owners:
Supermajority Voting - Elimination of a supermajority voting requirement for amendment of the Articles is most appropriate for the following reasons:

•
Share Owner Accountability - Share Owner voting rights are important and the primary way in which Share Owners can make their voices heard. If a majority of the shareholders approve of a change to the Articles, that should be sufficient to take action.

•
Evolution Post-Spin - many provisions of the Company’s governance structure were adopted and appropriate for a newly-spun company. Since the Company has now operated for over four years as a standalone public company with a Board that has remained relatively intact during that time, there exists little reason to restrict the Company’s shareholder rights relating to Article amendments.

•	Benchmarking - majority voting for Article amendments is consistent with the practices of most public companies.
The following summary of the changes is qualified by and subject to the more complete information set forth in the amended and restated Articles, a copy of which is attached as Appendix D to this Proxy Statement.
Supermajority Voting. The Company currently has a requirement for a supermajority (2/3) Share Owner vote to change the Company’s Articles in these limited circumstances:

a.	Removal of Directors for other than Cause

b.	Special Meeting of Shareholders - which can only be called by the Board

c.	Indemnification of Directors
Therefore, the Board hereby proposes that the Share Owners approve the following amendment to Section 7.1 of our Articles of Incorporation:

“7.1 Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation~~; provided, however, that any amendment to Section 5.4 of Article V, or Section 6.2 or Section 6.9 of Article VI, of these Articles of Incorporation shall require the approval of the holders of at least two-thirds (2/3) of the outstanding shares of the Common Stock~~.”

The amendments to the Articles as proposed would simply eliminate this supermajority requirement and any amendment for the circumstances above would only need to be approved by a majority (greater than 50%) of the Share Owners.
The Board of Directors recommends a vote “FOR” approval of this proposal to amend the Articles of Incorporation of the Company.

PROPOSAL TO APPROVE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS
Background. The Company’s Board of Directors is committed to good corporate governance. The Compensation and Governance Committee of the Board periodically reviews the Company’s overall governance structure and makes recommendations on particular governance issues or practices as warranted.
The Committee and Board have carefully reviewed and considered the merits, rationales, and numerous arguments for and against plurality and/or majority voting in director elections.
Based upon that review and full and due consideration, the Board, based upon the recommendation of the Compensation and Governance Committee, has concluded that the following modifications to the Company’s Articles and By-Laws are most appropriate for the Company and in the best interests of our Share Owners:
Voting - A “modified” majority voting method is most appropriate for the following reasons:

•
Share Owner Accountability - Share Owner voting rights are important and the primary way in which Share Owners can make their voices heard. There should be potential consequences if any director fails to receive the majority support of our Share Owners.

•
Evolution Post-Spin - the timing of the change from plurality to modified majority voting is appropriate since the Company and the Board have now worked together for over four years and the Board is stable and organized and better able to deal with potential changes to the Board which could result from a negative vote.

•
Modified - the modified approach is best because it provides for a Board review prior to the final dismissal of an incumbent director to avoid any inadvertent negative or unforeseen consequences. While there will be no automatic dismissal of any incumbent director who fails to receive a majority of votes, the Board is committed to a careful consideration of the potential reasons and rationale for the vote to ensure the Share Owner concerns as expressed by the vote are addressed.

•
Benchmarking - there has been a significant trend toward some type of majority voting for public companies over the last decade. The Board considers majority voting as a benchmark and contributor to higher Company performance.

The following summary of the changes is qualified by and subject to the more complete information set forth in the proposed amended and restated Articles, a copy of which is attached as Appendix D to this Proxy Statement, and the proposed amended and restated By-Laws, a copy of which is attached as Appendix E to this Proxy Statement.
Modified Majority Voting. Modified Majority Voting means that if any incumbent director fails to receive a majority of “for” votes cast in an uncontested election, that director (while still technically and legally a director under Section 3.4(c) of our By-Laws) must tender his or her resignation which will be considered for acceptance or rejection by the remainder of the entire Board. This should be contrasted with the voting used by the Company prior to this proposed change, namely “plurality voting” which meant that the nominated candidate running unopposed needs only one vote to be elected.
Therefore, the Board hereby proposes that the Share Owners approve the following amendment to Section 5.6 of our Articles of Incorporation:

“5.6    Election of Directors by Shareholders. Except as otherwise set forth in this Article V, each Director shall be elected by a vote of the ~~plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors~~ majority of votes cast with respect to the Director at any shareholders meeting for the election of Directors at which a quorum is present, provided that if as of the record date for such meeting the number of Director nominees to be considered at the meeting exceeds the number of Directors to be elected, each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” such Director."

If approved, this amendment will become effective upon the filing of our amended and restated Articles of Incorporation with the Indiana Secretary of State. We would make such a filing promptly after the Annual Meeting if the amendment were approved. The new majority voting standard would then be applicable to a non-contested election of directors at our 2020 Annual Meeting of Share Owners.

Under our By-Laws, an incumbent director who is not re-elected continues to serve until his or her successor has been duly elected and qualified, unless such incumbent director resigns, becomes disqualified, disabled, or otherwise is removed. Therefore, under a majority vote standard, an incumbent director who fails to receive a majority of votes cast would not be elected, but would continue to serve as a “holdover” director. Upon approval of this proposal and the filing of the articles of amendment, the Board will amend our By-Laws by adding a new

Section 2.14 as follows so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election will immediately tender his or her resignation to the Board:

“2.14    Director Resignation Policy. The standard for the election of Directors by the Corporation’s shareholders is set forth in the Corporation’s Articles of Incorporation. Any nominee for Director who is an incumbent Director and who does not receive a majority of the votes cast (as defined in the Corporation’s Articles of Incorporation) shall immediately tender his or her resignation to the Board of Directors, if not previously tendered in connection with his or her election. The Compensation and Governance Committee will then make a recommendation to the Board on whether to accept the tendered resignation or to take other action.”

If the resignation is accepted, the Board may decide to fill any resulting vacancy or decrease the number of directors.
The Board of Directors recommends a vote “FOR” approval of this proposal to amend the Articles of Incorporation.

SUBMISSION OF NOMINATIONS AND PROPOSALS FOR 2020
Proposals which are desired to be presented at the 2020 Annual Meeting by Share Owners and included in the Company’s Proxy Statement for that meeting must be received by the Company at its principal executive offices, 1205 Kimball Blvd., Jasper, Indiana 47546, no later than May 27, 2020. Such proposals, however, must meet certain requirements under the regulations of the SEC to be included in the Company’s Proxy Statement. A Share Owner wishing to nominate a candidate for election as a director or to bring any other proposal before the 2020 Annual Meeting of Share Owners (but not include the nomination or proposal in the Company’s Proxy Statement) must cause written notice of the proposal to be received by the Secretary of the Company at its principal executive office no earlier than July 20, 2020, and no later than August 9, 2020. The written notice must also meet additional requirements as stated in the Company’s By-Laws, a copy of which is available upon written request directed to the Secretary of the Company.

MEETING AND VOTING INFORMATION
Proxy Statement
This Proxy Statement and the accompanying proxy are being provided to the Share Owners of the Company on or about September * , 2019, and are furnished in connection with the Board of Directors’ solicitation of proxies to be used at the Annual Meeting of Share Owners to be held November 7, 2019, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement. The Board has fixed the close of business on September 4, 2019, for determining our Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. As of September 4, 2019, there were 25,600,566 shares outstanding, each share entitled to one vote.
This year, we are pleased to be furnishing our proxy materials to our Share Owners via the Internet under the e-proxy rules adopted by the SEC. As a result, on or about September * , 2019, we mailed to many of our Share Owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our 2019 Annual Report to Share Owners, which includes our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended June 30, 2019 (our “2019 Annual Report”). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those Share Owners can request and receive a paper copy of our proxy materials, including this Proxy Statement, our 2019 Annual Report, and a proxy card. All Share Owners who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Using this distribution process conserves natural resources and reduces the costs of printing and distributing these proxy materials.
This Proxy Statement, the form of the proxy card, and voting instructions are being made available to Share Owners on or about September * , 2019, at www.proxyvote.com. Our 2019 Annual Report is being made available at the same time and by the same method. The 2019 Annual Report is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference. Share Owners may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, including financial statements but excluding exhibits, as filed with the SEC. Please address requests for a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, to our Secretary at Kimball Electronics, Inc., 1205 Kimball Blvd., Jasper, Indiana 47546.
The SEC’s rules permit us to deliver a single Notice or set of proxy materials to one address shared by two or more of our Share Owners. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of proxy materials to multiple Share Owners who share an address, unless we received contrary instructions from the impacted Share Owners prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or proxy materials, as requested, to any Share Owners at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a Share Owner sharing an address with another Share Owner and wish to receive only one copy of future Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.
If you have received a printed set of proxy materials, a proxy, being solicited on behalf of the Board, has been enclosed along with a return envelope, which requires no postage if mailed in the United States.
Any of our Share Owners who properly deliver a proxy may revoke their proxy at any time prior to the voting thereof by either filing a written revocation with the Secretary of the Company, submitting another properly delivered proxy by telephone, via the Internet, or by mail with a later date, requesting the return of the proxy from the Secretary prior to the vote, or attending the meeting and voting in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

The entire cost of soliciting proxies will be borne by your Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and electronic mail by directors, officers, and employees of your Company without extra compensation. Your Company will also reimburse brokerage houses, custodians, nominees, and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.
Voting Information
The presence of a quorum requires that a majority of outstanding shares of Common Stock be present at the meeting by proxy or in person. Withholding authority, abstentions, and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Under current regulations, banks and brokers are not permitted to vote uninstructed shares on certain items (for example, in the election of directors) on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the selection of the Company’s independent registered public accounting firm.
If you are a Share Owner of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. All properly delivered proxies will be voted. In the absence of contrary direction, the proxies will be voted “FOR” the election of each of the named nominees to the Board of Directors, “FOR” the ratification of the selection of the Company’s independent registered public accounting firm, “FOR” the advisory proposal approving the compensation paid to our Named Executive Officers, “FOR” the approval of the Company’s 2014 Stock Option and Incentive Plan, “FOR” the approval of the Company’s 2019 Profit Sharing Incentive Bonus Plan, “FOR” the amendment of the Company’s Articles of Incorporation to provide for elimination of a supermajority voting requirement under certain circumstances, and “FOR” the amendment of the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections. Shares held by participants in the Company’s retirement plan will be voted in accordance with the participant’s direction in his or her proxy unless such proxy is not timely received, in which case the trustee of the retirement plan will vote the shares in the same proportion as the shares for which the trustee received timely participant direction.
With a quorum present at the meeting, directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of directors will not be affected if you choose not to vote your shares or if you withhold authority to vote your shares and will not be affected by broker non-votes.
The proposal to ratify the selection of the Company’s independent registered public accounting firm for fiscal year 2020 will be ratified and approved if the number of shares of Common Stock voted “FOR” the proposal represents a majority of the total shares cast on the proposal. Abstentions will have no effect on this proposal.
Each of the other proposals to approve (by a non-binding, advisory vote) the compensation paid to the Company’s Named Executive Officers for fiscal year 2020, approve the Company’s 2014 Stock Option and Incentive Plan, approve the Company’s 2019 Profit Sharing Incentive Bonus Plan, approve the amendment of the Company’s Articles of Incorporation to provide for elimination of a supermajority voting requirement, and approve the amendment of the Company’s Articles of Incorporation to provide for majority voting in uncontested director elections will be ratified and approved if the number of shares of Common Stock voted “FOR” the proposal represents a majority of the total shares cast on the proposal. Abstentions and Broker non-votes will have no effect on these proposals.
If you are a registered Share Owner, you can simplify your voting and save your Company expense by voting via telephone or the Internet. Instructions explaining how to vote by telephone or the Internet are provided on the Notice and the proxy card. These documents include a control number to verify a Share Owner’s identity, allowing the Share Owner to access online proxy materials, vote the shares, and confirm that the voting instructions have been recorded properly. If you vote via telephone or the Internet, please do not return a signed proxy card. If your shares are held in the name of a bank or broker, you may be able to vote via telephone or the Internet by following the instructions on the Notice or proxy form you receive from your bank or broker.
The Board of Directors knows of no other matters that may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form will vote in accordance with their judgment on such matter using the discretionary authority granted in the proxy form.

PERSONAL ATTENDANCE AT THE ANNUAL MEETING OF SHARE OWNERS
PLEASE NOTE THAT IF YOU DECIDE TO ATTEND IN PERSON, YOU WILL BE ADMITTED ONLY ON THE FOLLOWING CONDITIONS:

A.	PRESENTATION OF A PHOTO IDENTIFICATION, AND

B.	YOUR NAME MUST BE ON OUR SHARE OWNER LIST OR A RECENT BROKERAGE STATEMENT SHOWING SHARE OWNERSHIP AS OF SEPTEMBER 4, 2019 MUST BE PRESENTED.
DIRECTIONS TO THE ANNUAL MEETING OF SHARE OWNERS
From Evansville, Indiana (via I-64 East) or from Louisville, Kentucky (via I-64 West):
Take exit 57B (US-231 North).
Go North on US-231 approximately 13 miles.
Turn left onto 12th Avenue.
Turn left onto Kimball Blvd. and the Kimball Electronics Headquarters will be on your right.
From Indianapolis, Indiana (via Hwy 37 South):
Take Highway 37 South for approximately 47 miles.
Continue on I-69 South for approximately 27 miles.
Take exit 87 toward US-231 South to Loogootee for approximately 17 miles.
Follow US-231 south through Jasper for approximately 20 miles.
Turn right onto 12th Avenue.
Turn left onto Kimball Blvd. and the Kimball Electronics Headquarters will be on your right.

SHARE OWNERSHIP INFORMATION
Under the regulations of the SEC, persons who have power to vote or invest in or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. The total number of our shares listed in the table for all executive officers and directors as a group is 1,189,984 shares of Common Stock (4.68% of the outstanding), as of the date noted below.
Set forth in the following table are the beneficial holdings, as of August 16, 2019, of the Company’s Common Stock on the basis described above for: (i) each person known to your Company who may be deemed to beneficially own more than 5% of your Company’s outstanding shares; (ii) each director; (iii) each “Named Executive Officer” (NEO) as listed in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group:

	Shares Beneficially Owned(a)(b)
Name	Sole Voting and Investment Power		Shared Voting and Investment Power	Percent of Outstanding Shares
Holders of more than 5% of the Outstanding Shares
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,230,330	(e)	None	8.77%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,799,942	(f)	None	7.08%
Directors and Named Executive Officers:
Donald D. Charron	387,882	(c)	None	1.53%
Christine M. Vujovich	37,839	(g)	None	(d)
Robert J. Phillippy	—		None	(d)
Thomas J. Tischhauser	45,855		None	(d)
Colleen C. Repplier	11,085	(g)	None	(d)
Gregory J. Lampert	14,696	(g)	None	(d)
Gregory A. Thaxton	—	(g)	None	(d)
John H. Kahle	209,121	(c)	None	(d)
Steven T. Korn	90,531	(c)	None	(d)
Michael K. Sergesketter	89,395	(c)	None	(d)
Christopher J. Thyen	128,694	(c)	None	(d)
All executive officers and directors as a Group (17 persons)	1,189,984	(c)	None	4.68%

(a)
Based upon information obtained from the executive officers, directors, and beneficial owners (according to the definition of “beneficial ownership” under the regulations of the SEC). On August 16, 2019, there were outstanding 25,418,807 shares of Common Stock.

(b)
The “Sole Voting and Investment Power” column includes shares owned by the spouses living in the households of the individuals listed. The “Shared Voting and Investment Power” column includes shares held by limited partnerships, foundations, and trusts over which listed individuals have shared voting and investment power. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(c)
Shares include performance shares which are receivable as of August 16, 2019, as follows: Donald D. Charron 65,692 shares; John H. Kahle 16,746 shares; Steven T. Korn 13,181 shares; Michael K. Sergesketter 12,934 shares; Christopher J. Thyen 12,351 shares; and all executive officers, as a group 158,186 shares. These share amounts have not been reduced by the following shares withheld to satisfy tax withholding obligations upon their vesting on August 19, 2019: Donald D. Charron 21,568 shares; John H. Kahle 4,786 shares; Steven T. Korn 3,767 shares; Michael K. Sergesketter 3,697 shares and Christopher J. Thyen 3,530 shares. The percentage of shares owned by each person, or group, is determined by including in the number of shares outstanding, those performance shares issuable to such person or group as of August 16, 2019.

(d)	Totals are under one percent of the outstanding shares.

(e)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 8, 2019, indicating beneficial ownership as of December 31, 2018. The Share Owner reports that it has the sole power to vote or direct the vote of 2,140,242 shares and the sole power to dispose or direct the disposition of 2,230,330 shares but also notes that it is an investment advisor registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the Company’s shares held by the Funds. However, all of the Company’s shares reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(f)
This information is derived from the Schedule 13G/A filed by such Share Owner with the SEC on February 05, 2019, indicating beneficial ownership as of December 31, 2018. The Share Owner reports that it has the sole power to vote or direct the vote of 1,736,717 shares and the sole power to dispose or direct the disposition of 1,799,942 shares but also notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company’s shares and that no one person’s interest in the Company’s shares is more than 5% of the total outstanding shares of the Company. BlackRock, Inc. reports that the following of its subsidiaries acquired the shares: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., and BlackRock Investment Management, LLC.

(g)
Shares do not include phantom stock units. Each phantom stock unit is equivalent of one share of common stock. Such units of phantom stock were acquired under the Kimball Electronics, Inc. Non-Employee Directors Stock Compensation Deferral Plan. Phantom stock units granted as of August 16, 2019: Christine M. Vujovich 8,261 units; Colleen C. Repplier 22,126 units; Gregory J. Lampert 18,543 units; Gregory A. Thaxton 7,148 units; and Robert J. Phillippy 8,046 units.

Share Ownership Guidelines
The Compensation and Governance Committee of your Company established stock ownership guidelines for directors and senior executives. The guidelines outline the expectations of directors and executives to maintain beneficial ownership of Company stock having a value expressed as a multiple of their director fees or their base salary, as the case may be, for as long as they remain a director or executive officer. Directors and executive officers are allowed a reasonable time, in the judgment of the Committee, to attain the expected beneficial ownership set forth in the guidelines. “Beneficial Ownership” includes, in addition to shares held directly by directors or executives, those shares held by a spouse, minor children or grandchildren, trusts, retirement plans, and unearned shares awarded under the Company’s 2014 Stock Option and Incentive Plan. The ownership status of each director and executive is reviewed annually by the Committee. The multiples are as follows:

Position	Value as a Multiple of Base Salary or Fees
Director	X 3
Chairman, CEO	X 5
Vice President	X 3

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that Company directors, executive officers, and greater-than-ten-percent Share Owners file with the SEC and the Company an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended June 30, 2019, except for the Form 3 filing by Jessica L. DeLorenzo, which was delinquent due to an administrative error.

APPENDIX A

APPROVAL PROCESS FOR SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Objective
To ensure the independent registered public accounting firm is independent in both fact and appearance with respect to the audit of the financial statements of Kimball Electronics, Inc. (the “Company”).
Process
The independent registered public accounting firm of Kimball Electronics, Inc. reports to and is engaged by the Audit Committee of the Company. The service and fees are approved by the Audit Committee. The Audit Committee will not engage the independent registered public accounting firm for any non-audit service that is specifically prohibited by the Securities and Exchange Commission rules on auditor independence nor will approval be granted for any non-audit service that individually or in the aggregate, in the Audit Committee’s opinion, impairs the independence of the independent registered public accounting firm with respect to the audit of the financial statements of the Company.
The Audit Committee has delegated authority to the Audit Committee Chairperson to grant approval required by this policy for any service engagements that arise between Audit Committee meetings. During the next regularly scheduled Audit Committee meeting, or sooner as appropriate, the Audit Committee Chairperson updates the full committee of approved independent registered public accounting firm services for informational purposes.
The independent registered public accounting firm has reviewed the policy and believes that the policy will not adversely affect the firm’s independence.

A-1

APPENDIX B

KIMBALL ELECTRONICS, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

1.Plan Purpose. The purpose of the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of section 162(m) of the Code, to the extent applicable.
2.Definitions. The following definitions are applicable to the Plan:
“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.
“Award” means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Unrestricted Shares, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Exchange Rights or any combination thereof, as provided in the Plan.
“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.
“Committee” means the Committee appointed by the Board pursuant to Section 3 hereof.
“Common Stock” means shares of common stock, no par value per share, of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
“Company” means Kimball Electronics, Inc., an Indiana corporation.
“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.
“Director” means any individual who is a member of the Board.
“Disability” means, with respect to a Participant, a physical or mental impairment that would entitle the Participant to benefits under the Company’s long-term disability plan.
“EBITDA” means earnings before interest, taxes, depreciation and amortization.
“Economic Profit” means net income of the Company less the Company’s cost of capital. Economic Profit shall be calculated under this Plan in the same manner in which it is calculated for purposes of the Company’s Profit Sharing Incentive Bonus Plan.
“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.
“Market Value” means, with respect to any Share of Common Stock, the closing sales price of one Share for the market trading day on the date of the determination (or if no sales of Shares were reported on that date, on the last trading day on which sales of Shares were reported) on The NASDAQ Stock Market LLC (“NASDAQ”), or, if the Shares are not then listed on NASDAQ, on the principal exchange on which the Shares are then listed for trading, or, if no Shares are then listed for trading on any exchange, the mean between the last reported “bid” and “asked” prices of one Share, as reported by an over-the-counter market or by any other customary financial reporting service or system then in use, for the market trading day on the date of determination (or if there were no “bid” or “asked” prices reported on that date, on the last trading day on which “bid” and “asked” prices were reported), or, if no such reported prices are available, the fair market value on such date of one Share as the Committee shall determine consistently with the standards for determining fair market value under Code section 409A and its interpretive regulations.
“Non-Qualified Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option. “Participant” means any individual selected by the Committee to receive an Award.
“Performance Cycle” means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.
“Performance Shares” means Shares awarded pursuant to Section 15 hereof.
“Performance Unit” means an equity-related unit of interest awarded pursuant to Section 15 hereof, other than a Performance Share.
“Plan” means the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan.
“Reorganization” means the liquidation or dissolution of the Company, or any merger, share exchange, consolidation or combination of the Company (other than a merger, share exchange, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof), or the sale of all or substantially all of the assets of the Company.
“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 13 hereof with respect to Restricted Shares.
“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 13 hereof, so long as such restrictions are in effect.
“Restricted Share Unit” means an Award, granted to a Participant pursuant to Section 14 hereof, of a right to receive a payment in the future based on the value of Common Stock.
“Retirement” means, with respect to a Participant, termination of Continuous Service, for any reason other than death, after the Participant has attained the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the United States).
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means the shares of Common Stock.
“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 12 hereof.
“Unrestricted Shares” means Shares awarded to a Participant by the Committee without any restrictions.
3.Administration. The Plan will be administered by a Committee of the Board, which will consist of three or more members of the Board, each of whom will be an independent director within the meaning of the rules and regulations of NASDAQ, a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan;

(d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, the Committee may delegate to certain executive officers of the Company selected by the Committee the authority to grant Awards to Employees or consultants of the Company or its Affiliates, subject to specified volume limitations and other conditions determined by the Committee. The Committee may not delegate authority to grant Awards to any “Officer,” as such term is defined in Rule 16a-1(f) of the Exchange Act.
A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.
4.Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates, and in the case of consultants, are natural persons who provide services to the Company or any Affiliate, other than in connection with a capital raising transaction or promoting or maintaining a market in the Company’s Common Stock.
5.Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code section 424(a) shall determine the number and Exercise Price of the substitute Options.
6.Shares Subject to Plan and Limitations on Grants. Subject to adjustment by the operation of Section 16 hereof:
(a)The maximum number of Shares that may be issued with respect to Awards made under the Plan is Four Million and Five Hundred Thousand (4,500,000) Shares.
(b)The maximum number of Shares that may be issued with respect to Incentive Stock Options under the Plan is Four Million and Five Hundred Thousand (4,500,000) Shares.
(c)Limits on Awards to Individual Participants. The maximum number of Shares that may be granted under the Plan to any Participant in any single calendar year under all forms of Awards will not exceed Four Hundred Thousand (400,000) Shares. No Participant may be granted, in any single calendar year, Options and/or Stock Appreciation Rights to purchase more than Four Hundred Thousand (400,000) Shares of Common Stock.
(d)The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.
7.General Terms and Conditions of Options.
(a)The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.
(b)The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company. Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

8.Exercise of Options.
(a)Except as provided in Section 18 hereof, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 hereof or as otherwise set forth in the Award Agreement, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.
(b)To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made (i) in cash (including check, bank draft, wire transfer or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) by the delivery of a certificate of ownership in which the Participant certifies ownership of Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price (in which case the Company shall withhold the number of Shares certified from the number delivered pursuant to such exercise), (iv) by payment through a broker under a cashless exercise program implemented by the Company in connection with the Plan, or (v) by any other means determined by the Committee in its sole discretion.
9.Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.
(a)Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.
(b)If the Continuous Service of a Participant is terminated by the Company for any reason whatsoever, or is terminated by the Participant for any reason other than death, Disability or Retirement, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service.
(c)In the event of the Participant’s death or Disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.
(d)In the event of the Participant’s Retirement, all of the Participant’s outstanding Options shall vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of Retirement, and in no event after the applicable expiration date of the Options.
(e)Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law and in no event after the applicable expiration date of the Options.
10.Restrictive Covenants. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.
11.Incentive Stock Options.
(a)Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option will be granted after the earlier of ten (10) years from the date the Plan, as amended and restated, is approved by the Company’s shareholders or the termination date of the Plan as set forth in Section 26 hereof, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.
(b)Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.
12.Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:
(a)A Stock Appreciation Right may be made part of an Option at the time of its grant or at any time thereafter during the Option term.
(b)Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:
(i)    the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over
(ii)    the aggregate Exercise Price for such number of Shares.
(c)Each Stock Appreciation Right will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable.
(d)Upon exercise of a Stock Appreciation Right, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.
(e)Exercise of a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.
13.Terms and Conditions of Unrestricted Shares and Restricted Shares. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Shares and Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:
(a)At the time of an Award of time-based Restricted Shares, the Committee will establish for each Participant a time-based Restricted Period during which, or at the expiration of which, the Restricted Shares will vest if the Participant remains in Continuous Service. The vesting of Restricted Shares may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles. Subject to paragraph (g) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the time-based restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all time-based restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.
(b)If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement, before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.
(c)If a Participant ceases Continuous Service by reason of death, Disability or Retirement before any time-based Restricted Period has expired, the Restricted Shares will become fully vested.
(d)The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Shares that were earned during the Performance Cycle.

(e)Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:
“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Kimball Electronics, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Kimball Electronics, Inc.”
(f)At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.
(g)At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of cash dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the lapsing of the restrictions imposed with respect to the Restricted Shares, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made at the end of the applicable Restricted Period as originally established, and any Committee decision, under paragraph (a) of this Section, to accelerate the lapse of time-based restrictions on Restricted Shares will not accelerate the payment of deferred dividends and accrued interest. In addition, distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Shares.
(h)At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (e) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.
(i)No Award of Restricted Shares may be assigned, transferred or encumbered.
14.Terms and Conditions of Restricted Share Units. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Share Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards, which shall be evidenced by an Award Agreement. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Share Units will be subject to the following provisions:
(a)At the time of an Award of Restricted Share Units, the Committee will establish for each Participant the number of shares of Common Stock subject to the Award and any time-based period or periods at which the Award will be paid. Payment of the Award may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles.
(b)If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement before the payment date of any portion of the Restricted Share Units, a Participant’s rights with respect to the unvested portion of the Restricted Share Units will terminate.
(c)Subject to Section 24 hereof, if a Participant ceases Continuous Service by reason of death, Disability or Retirement before the vesting and payment date of any time-based portion of the Restricted Share Units, the time-based Restricted Share Units will become fully vested and payable.
(d)Subject to Section 24 hereof, the Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Share Units that were earned during the Performance Cycle.
(e)The Committee shall determine whether payment shall be made in cash, Common Stock, or a combination of the two. Unless the Committee determines otherwise, payment will be equal to the number of Restricted Share Units payable multiplied by (i) the Market Value of a share of Common Stock at the time of vesting, plus (ii) the sum of all dividends credited on a share of Common Stock during the period commencing on the date of the Restricted Share Unit Award and ending on the date of vesting.
(f)Subject to the terms of Section 22 hereof for any Restricted Share Units intended to qualify as performance-based compensation, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, waive in whole or in part any or all remaining time-based restrictions with respect to the Restricted Share Units of a Participant who terminates employment before the Restricted Share Units are fully vested. If the Committee waives any such restrictions, the affected Restricted Share Units will continue to be paid at the time originally established under paragraph (a) of this Section, without acceleration.
(g)Restricted Share Units are not transferable, except that a Participant may designate a beneficiary to receive any amount payable with respect to Restricted Share Units on the Participant’s death.

15.Performance Shares and Performance Units.
(a)The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the following business criteria (the “Performance Goals”): (i) Economic Profit; (ii) earnings per share; (iii) return on equity; (iv) return on assets; (v) operating income; (vi) market value per share; (vii) EBITDA; (viii) cash flow; (ix) net income (before or after taxes); (x) revenues; (xi) cost reduction goals; (xii) market share; and (xiii) total return to shareholders.
(b)In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.
(c)As determined in the discretion of the Committee, Performance Goals may differ among Participants and/ or relate to performance on a Company-wide or divisional basis.
(d)At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum within two and one-half months following the close of the applicable Performance Cycle.
(e)The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.
(f)If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any Performance Shares or Performance Units that were earned during the Performance Cycle.
16.Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, such adjustments will be made in the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan, the individual limits set forth in Section 6(c) hereof, the number and class of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the Market Value of Shares or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be proportionate and equitable by the Committee to prevent the dilution or enlargement of Awards and to preserve the availability of Shares (or other securities) for future grants under the Plan; provided, however, that the number of Shares subject to any Award will always be rounded down to a whole number. The Committee’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 13 hereof. To the extent that any adjustment will affect an Award that constitutes deferred compensation subject to Code section 409A, or that would cause an Award to become deferred compensation subject to Code section 409A, the Committee will adjust the Award in a manner that will not constitute the grant of a new stock right or a change in the form of payment under Code section 409A and its interpretive regulations.
17.Effect of Reorganization. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:
(a)If the Reorganization is a dissolution or liquidation of the Company then (i) the time-based restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11 hereof, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.
(b)If the Reorganization is a merger, share exchange, consolidation or combination, upon the effective date of the Reorganization:

(i)     each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, such shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”);
(ii)    each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates (or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof);
(iii)    each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award; and (iv) each holder of Restricted Shares or Restricted Share Units will be entitled to receive such shares or other securities or consideration as the holders of Shares received upon such Reorganization, which, in the case of Restricted Shares will be subject to the restrictions set forth in Section 13 hereof (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing any shares or other securities shall be legended and deposited with the Company in the manner provided in Section 13 hereof.
Despite any other provision of this Section 17 to the contrary, for Awards of Performance Shares, Performance Units, Restricted Shares, or Restricted Share Units that are intended to qualify as performance-based compensation under Code section 162(m), a Reorganization shall not cause accelerated vesting or payment with respect to those Awards unless the Reorganization constitutes a “change of ownership or control” for purposes of Code section 162(m) and its interpretive regulations; and for Awards of Performance Units or Restricted Share Units that constitute “deferred compensation” within the meaning of Code section 409A, a Reorganization shall not cause accelerated payment with respect to those Awards unless the Reorganization constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, within the meaning of Code section 409A and its interpretive regulations.
The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.
18.Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.
19.No Implied Rights. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.
20.Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other applicable federal or state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.
21.Income Tax Withholding. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
22.Waiver of Restrictions and Requirements. Notwithstanding any other provision of the Plan, the Committee may permit the lapse or waiver of restrictions with respect to Restricted Share Units or Restricted Shares or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. With respect, however, to Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares that are intended to qualify as performance-based compensation under Code section 162(m), the Committee may not take any action under this Section that will cause those Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares to fail to qualify as performance-based compensation.
23.Termination, Amendment and Modification of Plan, Award Agreements and Awards. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan, any Award Agreement or any outstanding Awards; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, Code section 162(m), or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no such termination, amendment or modification of the Plan, an Award Agreement or an outstanding Award will in any manner adversely affect the Participant without the consent of the Participant to whom the Award was granted or the transferee of the Award.
24.Code Section 409A. The Plan and all Awards will be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award would subject a Participant to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code section 409A standards. A Participant shall not be entitled to payment of a benefit that constitutes “deferred compensation,” within the meaning of Code section 409A, because of the termination of Continuous Service for a reason other than death or Disability, unless that termination constitutes a “separation from service” within the meaning of Code section 409A and its interpretive regulations. If as of the date his or her employment terminates, an Employee is a “specified employee,” within the meaning of Code section 409A, and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.
25.Recoupment of Awards. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder and (b) any policies adopted by the Company to implement such requirements, all to the extent determined by the Committee in its discretion to be applicable to a Participant. Any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.
26.Effective Date and Term of Plan. The Plan, as amended and restated, was approved by the Company’s Board of Directors on October 3, 2014, and will become effective immediately prior to 4:00 pm, New York City time, on October 7, 2014. Unless sooner terminated pursuant to Section 23 hereof, no further Awards may be made under the Plan after October 1, 2024. All Awards granted by the Company under the Plan prior to such termination date shall remain outstanding and shall continue to be subject to the terms of the applicable Award Agreements and the terms and conditions of the Plan as in effect prior to such termination date.
27.Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.
28.Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Shares in accordance with Section 13 hereof, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

Adopted by the Board of Directors of Kimball Electronics, Inc. as of October 3, 2014

APPENDIX C

DESCRIPTION OF THE KIMBALL ELECTRONICS, INC.
2019 PROFIT SHARING INCENTIVE BONUS PLAN

The Plan. Kimball Electronics, Inc. (the “Company”) believes that the long-term success of the Company depends, in part, on its ability to recruit and retain outstanding individuals as employees and to furnish these employees maximum incentive to improve operations and increase profits. The Company also believes it is important to align compensation of officers and salaried employees with the common interests of Share Owners of the Company.
The Kimball Electronics, Inc. 2019 Profit Sharing Incentive Bonus Plan (the “Plan”) includes profit determinations at two levels within the Company: (1) Worldwide for Company-wide performance (“Worldwide”); and (2) at a Business Unit level for the performance of designated operations within the Company (“Business Unit”).
All executive officers and other eligible employees participate at the Worldwide or Business Unit level, or a combination thereof.
Awards under the Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a deduction for certain compensation paid in excess of $1 million to the executive officers listed in the Summary Compensation Table in the Company's proxy statement, but only if employed as of the end of the fiscal year (“Named Executive Officers”). Performance-based compensation, however, is fully deductible by the Company if the programs are approved by Share Owners and meet certain other requirements.
Goal. The goal of the Plan is to link an employee's compensation with the long-term financial success of the Company. The intent is to encourage participants to think, act and be rewarded like owners, and to seek out and undertake initiatives that continuously improve the long-term performance of the Company.
Eligibility. Executive officers and full-time salaried employees of the Company, except those covered under commission compensation programs, are eligible to participate in the Plan (“Participants”).
Bonus Criteria. The Plan measures profitability in terms of “economic profit”, generally equal to net income less the cost of capital. New capital expenditures are not included in computing the cost of capital for an appropriate period of time to encourage needed capital investments. The Compensation and Governance Committee (“Committee”) of the Board of Directors (the “Board”) of the Company must approve the profitability tiers (“Targets”) within the first 25% of the period of service to which the Targets relate, but not later than 90 days after the commencement of that period (“Relevant Time Period”). The Committee, within the Relevant Time Period, may make adjustments for non-operating income and loss and other profit-computation elements as it deems appropriate to provide optimal incentives for eligible employees. If other adjustments are necessary beyond the Relevant Time Period, the Named Executive Officers will not be eligible to receive any bonus resulting from such adjustments.
Bonus Amounts. The Plan establishes potential bonus amounts as a range of percentages of the Participant's salary, with the bonus percentage increasing with higher levels of profitability. The Plan also establishes different bonus percentage ranges across several Participant categories, setting higher bonus-percentage ranges for Participants who, by virtue of their responsibilities, are expected to have a greater effect on the Company's profitability.
The CEO’s payout will be ten percentage points higher than the other executive officers in the Worldwide Plan with a cap of 110%. Other than the CEO, at the highest responsibility levels, Participants may earn bonuses of up to 100 percent of base salary. The Plan is designed so that Participants will achieve maximum bonuses only if the Company achieves economic profitability near the top quartile of leading public companies and/or its competitors.
A Participant's total bonus under the Plan may not exceed $1 million for any fiscal year.
Administration. For a particular fiscal year, the Committee must approve the Targets, profit-computation adjustments, and any other conditions at the Worldwide profitability level within the Relevant Time Period. Company management will determine the comparable features for each Business Unit profitability level.
At the end of each fiscal year, but before Plan bonuses may be paid, the Committee must certify in writing that Targets and other conditions have been satisfied. The Committee does not have the discretion to increase the amount of any bonus for the Named Executive Officers.
The Board may amend or terminate the Plan effective for future fiscal years. The Board will not, however, amend the Plan without Share Owner approval if such approval is required to comply with Section 162(m) of the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements.
Bonus Payments. If a Participant's bonus for the fiscal year does not exceed $2,000, the bonus will be paid in a single sum during the following August. Bonuses exceeding that amount will be paid commencing in the following fiscal year in five cash installments - 50% in the following

C-1

August and 12.5% in each of the following September, January, April, and June, unless local legal requirements pertaining to the Company’s global operations dictate otherwise.
If a Participant's employment is terminated before a scheduled payment date, the former employee will not be entitled to receive that bonus payment or any subsequent bonus payment, unless the Participant's termination was caused by retirement after attaining the country-specific retirement age (62 in the United States), death, or permanent disability, in which case, that Participant (or beneficiary, in the event of the participant's death) will be entitled to receive all bonus payments for the previous fiscal year and a pro-rata share for the current fiscal year, all to be paid in full within 2½ months after the end of the Company's fiscal year in which the Participant’s termination occurs.

C-2

APPENDIX D

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
KIMBALL ELECTRONICS, INC.
ARTICLE I
Name
The name of the Corporation is Kimball Electronics, Inc. (the “Corporation”).
ARTICLE II
Registered Office and Agent
The street address of the Corporation’s registered office at the time of adoption of these Articles of Incorporation is 1205 Kimball Boulevard, Jasper, Indiana 47546, and the name of its registered agent at such office is John H. Kahle.
ARTICLE III
Purposes and Powers
3.1    Purpose. The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law (as amended from time to time, the “Corporation Law”).
3.2    Powers. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.
ARTICLE IV
Authorized Shares
4.1    Authorized Class and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 165,000,000 shares, consisting of 150,000,000 shares of common stock, no par value (the “Common Stock”), and 15,000,000 shares of preferred stock, no par value (the “Preferred Stock”).
4.2    Share Split. Upon these Amended and Restated Articles of Incorporation of the Corporation becoming effective pursuant to the Corporation Law (the “Effective Date”), and without any further action on the part of the Corporation or its shareholders, each share of Common Stock then issued (including shares held by the Corporation as treasury shares, if any), shall be split into 582.86098 fully paid and nonassessable shares of Common Stock, so that, upon the Effective Date, each holder of record of Common Stock will hold an aggregate of 582.86098 shares of Common Stock for each share of Common Stock of which the shareholder was the holder immediately prior to the Effective Date.
4.3    General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Corporation’s Board of Directors (the “Board of Directors”) pursuant to Section 4.6 hereof describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by the Corporation shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.
The Board of Directors may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.
When the Corporation receives the consideration specified in a subscription agreement entered into with the Corporation or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.
The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of such series). Except as otherwise provided in Section 4.5 hereof, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.
4.4    Voting Rights of Shares.
(a)Common Stock. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock have unlimited voting rights. Shares of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one (1) vote per share on all matters submitted to a vote of the shareholders of the Corporation. Shares of Common Stock shall not have cumulative voting rights.
(b)Preferred Stock. Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote on such matters, but only on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.
4.5    Other terms of Common Stock.
(a)    Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.
(b)    Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 4.6 hereof, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors.
(c)    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article IV, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.
4.6    Other terms of Preferred Stock.
(a)    Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.
Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:
(1)To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
(2)To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);
(3)To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:
(A)The dividend rate, if any, of such series;
(B)Any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;
(C)The relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and
(D)The form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;
(4)To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be
(A)At the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;
(B)For cash, indebtedness, securities, or other property or any combination thereof; and
(C)In a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;
(5)To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of Preferred Stock; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;
(6)To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;
(7)To determine whether or not the issue of any additional shares of such series or of any series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 4.6 and, if subject to additional restrictions, the extent of such additional restrictions; and
(8)Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.
(b)    Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 4.6.
ARTICLE V
Directors
5.1    Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided for in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided for by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.
5.2    Liability of Directors. A Director’s responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.
In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
(a)    one (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;
(b)    legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person’s professional or expert competence; or
(c)a committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;
but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 5.2 unwarranted.
A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director’s office in compliance with this Section 5.2, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.
5.3    Factors to be Considered by the Board. In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short-term and long-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects thereof on the Corporation’s present and future employees, suppliers and customers of the Corporation, the Corporation’s subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the Directors consider pertinent.
5.4    Removal of Directors. Any or all of the members of the Board of Directors may be removed only at a meeting of the shareholders or Board of Directors called expressly for that purpose. Removal by the shareholders requires an affirmative vote of a majority of the outstanding shares, and removal by the Board of Directors requires an affirmative vote of a majority of the entire number of Directors at the time. In the case of removal of a Director by shareholders, a Director may be removed only for cause. In the case of removal of a Director by the Board of Directors, a Director may be removed either for cause or without cause. No Director may be removed except as provided in this Section 5.4.
5.5    Election of Directors by Holders of Preferred Stock. The holders of one (1) or more series of Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 4.6 hereof describing the terms of the series of Preferred Stock.
5.6    Election of Directors by Shareholders. Except as otherwise set forth in this Article V, each Director shall be elected by a vote of the ~~plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors~~ majority of votes cast with respect to the Director at any shareholders meeting for the election of Directors at which a quorum is present, provided that if as of the record date for such meeting the number of Director nominees to be considered at the meeting exceeds the number of Directors to be elected, each Director shall be elected by a vote of the plurality of the shares represented in person or by proxy and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” such Director.

ARTICLE VI
Provisions for Regulation of Business and Conduct of Affairs of Corporation
6.1    Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.
6.2    Special Meetings of Shareholders. Unless otherwise prescribed by the Corporation Law, special meetings of the shareholders, for any purpose or purposes, may be called only in the manner provided for in the By-Laws of the Corporation.
6.3    Quorum. Unless the Corporation Law provides otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
6.4    Meeting of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.
6.5    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 6.5 is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Corporation by electronic mail or facsimile transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 6.5 shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.
6.6    By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation shall be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at the time.
6.7    Interest of Directors.
(a)    A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one (1) of the following is true:
(1)The material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.
(2)The material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.
(3)The transaction was fair to the Corporation.
(b)    For purposes of this Section 6.7, a Director of the Corporation has an indirect interest in a transaction if:

(1)    another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or
(2)    another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.
(c)    For purposes of Section 6.7(a)(1) hereof, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under Section 6.7(a)(1) by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 6.7. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 6.7(a)(1) hereof if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.
(d)For purposes of Section 6.7(a)(2) hereof, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 6.7(b) hereof, may be counted in such a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction.
6.8    Non-Liability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of debts of the Corporation.
6.9    Indemnification of Officers, Directors, and Other Eligible Persons.
(a)    The Corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (1) if such Eligible Person is Wholly Successful with respect to the Claim, or (2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 6.9(g) or 6.9(h) hereof, to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
(b)    The term “Claim” as used in this Section 6.9 shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:
(1)by reason of his or her being or having been an Eligible Person, or
(2)by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.
(c)    The term “Eligible Person” as used in this Section 6.9 shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

(d)    The terms “Liability” and “Expense” as used in this Section 6.9 shall include, but shall not be limited to, attorneys’ fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(e)    The term “Wholly Successful” as used in this Section 6.9 shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
(f)    As used in this Section 6.9, the term “Corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a Director, officer, employee or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Section 6.9 with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.
(g)    Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 6.9(a)(2) hereof, and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Corporation.
(h)    If an Eligible Person claiming indemnification pursuant to Section 6.9(g) above is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 6.9(g) hereof within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 6.9(g) hereof within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 6.9(a)(2) hereof. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
(i)    Expenses incurred by an Eligible Person who is a Director or officer of the Corporation in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.
(j)    The rights of indemnification and advancement of Expenses provided in this Section 6.9 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Section 6.9, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such Liability or Expense.
(k)    The provisions of this Section 6.9 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 6.9 that occurs subsequent to such person becoming an Eligible Person.
(l)    The provisions of this Section 6.9 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

(m)    If this Section 6.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 6.9 that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VII
Miscellaneous Provisions
7.1    Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation~~; provided, however, that any amendment to Section 5.4 of Article V, or Section 6.2 or Section 6.9 of Article VI, of these Articles of Incorporation shall require the approval of the holders of at least two-thirds (2/3) of the outstanding shares of the Common Stock~~.
7.2    Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.

APPENDIX E
AMENDED AND RESTATED BY-LAWS
OF
KIMBALL ELECTRONICS, INC.
ARTICLE I
Location of Offices
1.1    Principal Office. The headquarters and principal office of the Corporation shall be located in Jasper, Indiana.
1.2    Other Offices. The Corporation may have and maintain such other offices as the Board of Directors may from time to time designate or the business of the Corporation shall require.
ARTICLE II
The Shareholders
2.1    Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held each year on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation.
2.2    Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors, the Chair of the Board, the Lead Independent Director, the Chief Executive Officer or the President. The Board of Directors, the Chair of the Board, the Chief Executive Officer or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana. Shareholders of the Corporation shall not be authorized to call a special meeting of the shareholders.
2.3    Notices. A written notice, stating the date, time, and place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered, mailed or sent by electronic transmission by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Corporation's current record of shareholders.
A shareholder or his or her proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.
If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.
2.4    Organization.
(a)    Meetings of shareholders shall be presided over by the Chair of the Board of Directors, if any, or in the Chair of the Board's absence by the Lead Independent Director, or in the Lead Independent Director's absence by the Chief Executive Officer, or in the Chief Executive Officer's absence by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a chairman chosen at the meeting by the shareholders. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.
(b)    The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
2.5    Business of Shareholder Meetings. At each annual meeting, the shareholders shall elect the directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of Directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (i) was a shareholder of record at the time of giving the notice provided for in this Section 2.5 or in Section 2.6 of these By-Laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.5 or in Section 2.6 of these By-Laws, as applicable.
For business other than nominations of candidates for and the election of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a shareholder's notice shall be delivered not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.
Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (x) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below in this Section 2.5); (y) as to the shareholder giving the notice and any Shareholder Associated Person (i) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of any Shareholder Associated Person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation's securities, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (z) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.
Notwithstanding anything in these By-Laws to the contrary and not including nominations of candidates for and the election of Directors, which are governed by Section 2.6 of these By-Laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.5, and the Chair of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause (z) of the preceding paragraph of this Section 2.5. If a shareholder does not appear or send a qualified representative to present his or her proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
Notwithstanding the foregoing provisions of this Section 2.5, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.
In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described above.
For the purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. "Shareholder Associated Person" of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

2.6    Notice of Shareholder Nominations. Nominations of persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 2.6 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation at the principal executive office of the Corporation in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.6. To be timely, a shareholder's notice shall be delivered (x) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 110th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.5 of these By-Laws) is first made of the date of such meeting, and (y) with respect to an election to be held at a special meeting of shareholders, not earlier than the 110th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.
Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Corporation's books, the person or persons to be nominated and the name and address of any Shareholder Associated Person (as defined in Section 2.5 of these By-Laws); (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person as of the date such notice is given with respect to the Corporation's securities; (d) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (f) the consent of each nominee to serve as a Director if so elected; and (g) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a Director of the Corporation.
The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder's nominee(s) without such shareholder having made the representation required by clause (g) of the preceding paragraph. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
2.7    Voting. Except as otherwise provided by the Indiana Business Corporation Law or the Corporation's Articles of Incorporation, each share of Common Stock of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting. A majority of the votes of the Corporation's stock cast at any such meeting shall be sufficient for the adoption or rejection of any question presented (other than the election of the Board of Directors) unless otherwise provided by law or by the Corporation's Articles of Incorporation.
2.8    Quorum. Unless the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
2.9    Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

2.10    Record Ownership. The Corporation shall be entitled to treat the holder of any share or shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term "shareholder" as used in these By-Laws means one who is a holder of record of shares of the Corporation.
2.11    Proxies. A shareholder may vote his or her shares either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy (including authorizing the person to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by executing a writing, transmitting or authorizing the transmission of an electronic submission or in any manner permitted by law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority contained in the writing or electronic submission, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.
2.12    Written Consents. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and, within 60 days of the earliest date on which a shareholder signs the written consent, delivered to the Corporation for inclusion in the minutes or filing with the corporate records reflecting the action taken. Action taken under this Section 2.12 is effective when the last shareholder signs the written consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed written consents returned to the Corporation by facsimile transmission may be relied upon as, and shall have the same effect as, originals of such written consents. A written consent signed under this Section 2.12 shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.
2.13    Participation Other than in Person. Any or all shareholders may participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.
2.14    Director Resignation Policy. The standard for the election of Directors by the Corporation’s shareholders is set forth in the Corporation’s Articles of Incorporation. Any nominee for Director who is an incumbent Director and who does not receive a majority of the votes cast (as defined in the Corporation’s Articles of Incorporation) shall immediately tender his or her resignation to the Board of Directors, if not previously tendered in connection with his or her election. The Compensation and Governance Committee will then make a recommendation to the Board on whether to accept the tendered resignation or to take other action.

ARTICLE III
Directors
3.1    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as may otherwise be provided by law or in the Articles of Incorporation.
3.2    Chair of the Board. The Chair of the Board shall be elected by the Board of Directors and shall be a member of the Board of Directors. The Chair of the Board shall, if present, preside at all meetings of the Board of Directors and shall have such powers and perform such duties as are assigned to the Chair of the Board by the Board of Directors.
3.3    Lead Independent Director. The Board of Directors may include a Lead Independent Director. The Lead Independent Director shall (i) preside at all meetings of the Board of Directors at which the Chair of the Board and the Vice Chair of the Board are not present, provided that the Lead Independent Director shall preside over all executive sessions of the Board, (ii) preside over the executive sessions of the Directors who have been determined by the Board of Directors to be "independent directors" (any such Director, an "Independent Director"), (iii) serve as a liaison between the Chair of the Board and the Board of Directors, and (iv) exercise and perform such other powers and duties as may be assigned to the Lead Independent Director by these By-Laws or the Board of Directors. If the Board of Directors determines to have a Lead Independent Director, the Lead Independent Director shall be an Independent Director and shall be elected by a majority of the Independent Directors annually.
3.4    Number; Election and Terms; Qualifications.

(a)     The number of Directors of the Corporation shall not be less than three (3) nor more than twelve (12), with the actual number of Directors being fixed from time to time by resolution of the Board of Directors.
(b)     The Board of Directors shall be divided into three (3) classes, designated as Class I, Class II and Class III, respectively, as nearly equal in number as possible. No decrease in the number of Directors shall shorten the term of any incumbent director.
(c)     Each Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Director was elected; provided that (i) each Director initially appointed to Class I shall serve for an initial term expiring at the annual meeting of shareholders in 2015, (ii) each Director initially appointed to Class II shall serve for an initial term expiring at the annual meeting of shareholders in 2016, and (iii) each Director initially appointed to Class III shall serve for an initial term expiring at the annual meeting of shareholders in 2017. No Director, other than a Director who is also an employee of the Company, shall serve more than four (4) consecutive three-year terms in such capacity unless otherwise determined by the Board of Directors; provided, however, that any years spent serving an incomplete term shall not be considered in such calculation. In addition, a Director shall automatically retire at the close of the first annual shareholders meeting following his or her 72nd birthday, unless otherwise determined by the Board of Directors. The foregoing notwithstanding, each Director shall serve until his or her successor shall have been duly elected and qualified, unless such Director shall resign, become disqualified, disabled or otherwise be removed.
(d)     At each annual election beginning at the annual meeting of shareholders in 2015, the successors to the class of Directors whose term then expires shall be elected to the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in number of Directors among the classes. In the event of failure to hold an annual meeting of shareholders or to hold such election thereat, Directors may be elected at any special meeting of shareholders called for the purpose of electing Directors. At such election, the Chair of the Board or the Secretary may appoint inspectors or judges who shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof to the shareholders' meeting, and, in the absence of any such appointments, the Secretary of the Corporation shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof at the shareholders' meeting.
(e)     Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.
3.5    Removal. Members of the Board of Directors may be removed only in the manner provided for in the Corporation's Articles of Incorporation.
3.6    Vacancies. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members (even if less than a quorum) of the Board of Directors. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of election or selection.
3.7    Annual and Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.
3.8    Special Meetings; Waivers. Special meetings of the Board of Directors may be called by the Chair of the Board, the Lead Independent Director, the Chief Executive Officer or by one quarter (1/4) of the whole authorized number of Directors, upon not less than forty-eight (48) hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.9    Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Articles of Incorporation or these By-Laws.
3.10    Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.10 is effective when the last Director signs the written consent, unless the written consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed written consents returned to the Corporation by facsimile or other electronic transmission may be relied upon as, and shall have the same effect as, originals of such written consents. A written consent signed under this Section 3.10 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.
3.11    Participation Other Than in Person. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously, hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.
3.12    Compensation. Each Director shall receive such compensation for service as a Director as may be fixed by the Board of Directors from time to time.
ARTICLE IV
Committees
4.1    Compensation and Governance Committee. The Board of Directors may appoint one (1) or more Directors to a Compensation and Governance Committee. The duties of the Compensation and Governance Committee shall include assisting the Board in discharging its responsibilities relating to (a) the establishment of the compensation philosophy and the setting of the compensation of the Corporation's officers and non-employee members of the Board of Directors, and (b) Board composition, qualification and nomination of candidates to serve on the Board, and corporate governance.
4.2    Audit Committee. The Board of Directors may appoint one (1) or more Directors to an Audit Committee. The duties of the Audit Committee shall include representing and assisting the Board in overseeing (a) the Corporation's accounting and financial reporting practices and policies and internal control over financial reporting, (b) the integrity of the Corporation's financial statements and the independent audit thereof, (c) the Corporation's compliance with legal and regulatory requirements, (d) the performance of the Corporation's internal audit and compliance function and independent auditors, (e) the independent auditors' qualifications and independence, and (f) the Board's process for overseeing the Company's exposure to major risks.
4.3    Other Committees. The Board of Directors may create one (1) or more committees in addition to any Compensation and Governance Committee or Audit Committee, and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution. Each committee may have one (1) or more members, and all the members of each such committee shall serve at the pleasure of the Board of Directors.
4.4    Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these By-Laws, with such changes in the context of these By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meeting of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and special meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for government of any committee not inconsistent with the provisions of these By-Laws.
ARTICLE V
Officers
5.1    Positions. The officers of the Corporation shall include the Chair of the Board, Chief Executive Officer, the Chief Financial Officer, and the Secretary. The Board of Directors may also elect a Vice Chair of the Board, a President, a Treasurer, a Controller, a Chief Accounting Officer, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof.
5.2    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders and need not be selected from among the members of the Board of Directors. The Chief Executive Officer may be a member of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chief Executive Officer, also at the pleasure of the Chief Executive Officer, and shall hold office from the date of their election until the next succeeding annual meeting of the Board of Directors or until their successors are elected and shall qualify.
5.3    Removal; Vacancies. The Board of Directors may remove any officer at any time with or without cause. Vacancies in any offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

5.4    Chair of the Board. The Chair of the Board shall, if present, preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Chair of the Board by the Board of Directors.
5.5    Vice Chair of the Board. In the absence of the Chair of the Board, the Vice Chair of the Board, if elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Vice Chair of the Board by the Chair of the Board or the Board of Directors.
5.6    Lead Independent Director. In the absence of the Chair of the Board and the Vice Chair of the Board, the Lead Independent Director, if elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as are customary to that office and as are assigned to the Lead Independent Director by the Board of Directors.
5.7    Chief Executive Officer. The Chief Executive Officer shall be the chief executive and principal policymaking officer of the Corporation. Subject to the authority of the Board of Directors, the Chief Executive Officer shall formulate the major policies to be pursued in the administration of the Corporation's affairs. The Chief Executive Officer shall study and make reports and recommendations to the Board of Directors with respect to major activities of the Corporation and shall see that the established policies are placed into effect and carried out. In the absence of the Chair of the Board, the Vice Chair of the Board and the Lead Independent Director, if elected, the Chief Executive Officer shall preside at meetings of the shareholders and, if a Director, at meetings of the Board of Directors.
5.8    President. Subject to the provisions of Section 5.4, the President shall exercise the powers and perform the duties which ordinarily appertain to such office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and the Chief Executive Officer, or as may be provided for in these By-Laws. In connection with the performance of the President's duties, the President shall keep the Chair of the Board and the Chief Executive Officer fully informed as to all phases of the Corporation's activities. In the absence of the Chair of the Board, the Vice Chair of the Board, the Lead Independent Director and the Chief Executive Officer, the President shall preside at meetings of the shareholders and, if a Director, at meetings of the Board of Directors.
5.9    Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform all of the duties customary to that office. The Chief Financial Officer shall be responsible for all of the Corporation's financial affairs, subject to the supervision and direction of the Chief Executive Officer, and shall have and perform such further powers and duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer may, from time to time, delegate to the Chief Financial Officer.
5.10    Secretary. Subject to the authority of the Board of Directors, the Chief Executive Officer and the President, the Secretary shall have the custody of the corporate seal and records of the Corporation and charge of all the records of the Corporation. The Secretary shall act as secretary at meetings of the shareholders (subject to Section 2.4 of these By-Laws) and at meetings of the Board of Directors and enter the minutes of such meetings in a book provided for that purpose and shall attend to publishing, giving and serving all official notices of the Corporation. The Secretary shall perform all of the other duties customary to that office and such other duties as may be assigned to the Secretary.
5.11    Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries shall act with all the powers of the Secretary. They shall perform such other duties as may be assigned to them.
5.12    Executive Vice Presidents. Each Executive Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer or the President may, from time to time, delegate to such Executive Vice President.
5.13    Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chief Executive Officer, the President or other superior officers within the Corporation may, from time to time, delegate to such Vice President.
5.14    Treasurer. The Treasurer, if any, shall be responsible for the treasury functions of the Corporation, subject to the supervision of the Chief Financial Officer.
5.15    Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurers shall act with all the powers of the Treasurer. They shall perform such other duties as may be assigned to them.
5.16    Controller. The Controller, if any, shall perform all of the duties customary to that office, subject to the supervision and direction of the Chief Financial Officer or other superior officers within the Corporation.
5.17    Chief Accounting Officer. Subject to the authority of the Board of Directors, the Chief Executive Officer, the President and the Chief Financial Officer, the Chief Accounting Officer shall have general supervision of the accounting of the Corporation. The Chief Accounting Officer shall perform such other duties as may be assigned to the Chief Accounting Officer.

ARTICLE VI
Contracts, Checks and Loans
6.1    Negotiable Instruments. The Chief Executive Officer, the President or the Chief Financial Officer may authorize the use of facsimile signatures for certain types of accounts maintained by the corporation or with respect to checks or drafts which are less than a designated amount. The Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer also may authorize employees of particular business units of the corporation to sign or authorize checks, drafts, other negotiable instruments and electronic funds transfers up to a designated dollar amount if the Corporation's Audit and Management Group (or any successor to such Group) certifies that such business unit meets such standards regarding internal control as may be specified by the Chief Executive Officer, the President or the Chief Financial Officer. Except as so authorized, all checks, drafts, other negotiable instruments and electronic funds transfers shall be made in the name of the Corporation and signed or authorized by one officer or employee of the Corporation and countersigned or counterauthorized by a different officer or employee of the Corporation. The Chief Executive Officer, the President and the Chief Financial Officer each are authorized and empowered to designate in writing both officer and non‑officer employees of the Corporation who shall be empowered to sign or countersign checks, drafts, and negotiable instruments for and on behalf of the Corporation, and any such written designation shall have the same force and binding legal effect on the Corporation as a resolution of the Board of Directors so empowering such officer or non‑officer employees. Any such written designation may be revoked at any time by the Chief Executive Officer, the President or the Chief Financial Officer, and, in their absence or unavailability, any member of the Board of Directors may revoke such written designation.
6.2    Contracts and Documents. The Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer or the President may, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Articles of Incorporation or as otherwise required by law. The Chair of the Board, the Chief Executive Officer or the President is authorized and empowered to designate in writing both officer and non-officer employees of the Corporation who shall be empowered to sign contracts or other documents for and on behalf of the Corporation, and any such written designation shall have the same force and binding legal effect on the Corporation as a resolution of the Board of Directors so empowering such officer or non-officer employees. Any such written designation may be revoked at any time by the Chair of the Board, the Chief Executive Officer or the President, and, in their absence or unavailability, any member of the Board of Directors may revoke such written designation.
ARTICLE VII
Stock
7.1    Stock Certificates. All shares of any or all of the Corporation's classes or series of stock shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Indiana Business Corporation Law or a statement that the Corporation will furnish without charge to each shareholder who so requires the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitation or restrictions of such preferences and/or rights.
7.2    Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof and upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.
7.3    Stock Records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each, which shall be updated periodically as determined by the Secretary, but not less frequently than quarterly, and which shall be updated as of each record date established with respect to a meeting of shareholders or other shareholder action. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.
7.4    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII
Seal
The Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper.
ARTICLE IX
Miscellaneous
9.1    Indiana Business Corporation Law. The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.
9.2    Fiscal Year. The fiscal year of the Corporation shall begin with the first day of July and terminate on the thirtieth day of June of each year.
9.3    Election to be Governed by Indiana Code § 23-1-42. The Corporation shall be governed by the provisions of Chapter 42 of the Indiana Business Corporation Law, as amended. In addition, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation if either:
(a)     no acquiring person statement has been filed with the corporation with respect to such control share acquisition in accordance with Ind. Code § 23‑1‑42‑6, or
(b)     the control shares are not accorded full voting rights by the corporation's shareholders as provided in Ind. Code § 23‑1‑42‑9.
A redemption pursuant to Section 9.3(a) above may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 9.3(b) above may be made at any time during the period ending two (2) years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 9.3 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.
As used in this Section 9.3, the terms "control shares," "control share acquisition," "acquiring person statement" and "acquiring person" shall have the meanings ascribed to such terms in Ind. Code § 23‑1‑42.
9.4    Election to be Governed by Indiana Code § 23-1-43. Effective upon the registration of any class of the Corporation's shares under Section 12 of the Exchange Act, the Corporation shall be governed by the provisions of Ind. Code § 23-1-43 regarding business combinations.
9.5    Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, only at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Articles of Incorporation or by the Indiana Business Corporation Law.
9.6    Definition of Articles of Incorporation. The term "Articles of Incorporation" as used in these By-Laws means the articles of incorporation of the Corporation as from time to time are in effect.
9.7    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Indiana state and U.S. federal courts located in the State of Indiana shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation's Articles of Incorporation or By-Laws, or (iv) any action against the Corporation or any director, officer or other employee of the Corporation asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this By-Law.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/06/2019 for shares held directly and by 11:59 P.M. ET on 11/04/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KIMBALL ELECTRONICS, INC. 1205 KIMBALL BLVD. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS JASPER, IN 47546 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/06/2019 for shares held directly and by 11:59 P.M. ET on 11/04/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. Election of Directors Nominees 01 Holly A. Van Deursen 02 Michele M. Holcomb, PhD The Board of Directors recommends you vote FOR proposals 2 through 7. For Against Abstain For Against Abstain 2. To ratify the selection of Deloitte and Touche 7. To approve the amendment of the Company's LLP as the Company's independent registered 0 0 0 Articles of Incorporation to provide for 0 0 0 public accounting firm for the fiscal year majority voting in uncontested director 2020. elections. 3. To approve, by a non-binding, advisory vote, NOTE: In their discretion, the proxies are the compensation paid to the Company's Named 0 0 0 authorized to vote upon such other business as may Executive Officers. properly come before the meeting or any adjournment thereof. 4. To approve the Company's 2014 Stock Option and Incentive Plan. 0 0 0 5. To approve the Company's 2019 Profit Sharing Incentive Bonus Plan. 0 0 0 6. To approve the amendment of the Company's Articles of Incorporation to provide for 0 0 0 elimination of a supermajority voting requirement for the Articles of Incorporation amendment under certain circumstances. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000428980_1 R1.0.1.18 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

KIMBALL ELECTRONICS, INC.
Annual Meeting of Share Owners
November 7, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The Share Owner hereby appoints Donald D. Charron as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KIMBALL ELECTRONICS, INC. that the Share Owner is entitled to vote at the Annual Meeting of Share Owners to be held at 09:00 AM, EST on 11/7/2019, at the Kimball Electronics Headquarters, 1205 Kimball Blvd., Jasper, IN 47546, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000428980_2 R1.0.1.18

0000428980_2 R1.0.1.18 available at Important NoticeRegardingtheAvailabilityofProxyMaterialsforAnnualMeeting: made, thisproxywillbevotedinaccordancewith theBoardofDirectors'recommendations. This 1205 KimballBlvd.,Jasper,IN47546,andanyadjournment orpostponementthereof. Meeting of hereby The www.proxyvote.com common Share proxy, authorizes of Share Owner stock when Owners him of hereby properly KIMBALL to represent to appoints executed, be This proxyissolicitedbytheBoardofDirectors ELECTRONICS, held Continued and tobesignedonreverse side and Donald at Annual MeetingofShareOwners KIMBALL ELECTRONICS,INC. to will 09:00 November 7,20199:00AM vote, D. be AM, Charron as voted INC. designated EST in that as on the proxy, 11/ the manner on 7/ Share 2019, the with reverse directed Owner the at the The Notice&ProxyStatement,AnnualReportare power side Kimball is herein. entitled to of appoint this Electronics If ballot, to no vote his such all substitute, Headquarters, at of direction the the Annual shares and is